The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Nos. 333-262098; 333-262098-01; 333-262098-02
 333-262098-03; 333-262098-04; 333-262098-05; and 333-262098-06
SUBJECT TO COMPLETION, DATED JANUARY 11, 2022
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 11, 2022
BIP Bermuda Holdings I Limited
$
    % Perpetual Subordinated Notes
Guaranteed, on a subordinated basis, by
Brookfield Infrastructure Partners L.P. and the other guarantors identified herein

BIP Bermuda Holdings I Limited (the “Issuer”) is offering $      principal amount of unsecured    % perpetual subordinated notes (the “Notes”). The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by Brookfield Infrastructure Partners L.P. (the “Partnership”), and will also be guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts, by each of Brookfield Infrastructure L.P. (“BILP”), Brookfield Infrastructure Holdings (Canada) Inc. (“Can Holdco”), Brookfield Infrastructure Finance ULC (“Alberta Finco”), Brookfield Infrastructure US Holdings I Corporation (“US Holdco”) and BIPC Holdings Inc. (“BIPC Holdings”, and together with the Partnership, BILP, Can Holdco, Alberta Finco and US Holdco, collectively, the “Guarantors,” and all guarantees together, the “Guarantees”). The Notes and the Guarantees are herein referred to as the “Securities”.
As described under “Use of Proceeds” herein, we intend to use the net proceeds from this offering for the redemption by the Partnership of its Class A Preferred Limited Partnership Units, Series 7, which are redeemable at the option of the Partnership on March 31, 2022, and any remainder for working capital purposes.
The Issuer will pay interest on the Notes quarterly on every March 31, June 30, September 30 and December 31 of each year during which the Notes are outstanding (each such quarterly date, an “Interest Payment Date”). The first Interest Payment Date will be                 , 2022. The Issuer will pay interest on the Notes at a fixed rate of    % per year in equal quarterly installments in arrears on each Interest Payment Date.
The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then neither the Issuer nor any Guarantor will have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid. Such deferral will not constitute an Event of Default (as defined herein) or any other breach under the indenture in respect of the Securities (the “Indenture”) or under the Securities. See “Description of the Notes”. Further, holders of the Notes may only have claim to the principal amount of their Notes upon certain events of bankruptcy or insolvency of the Issuer or the Partnership. See “Risk Factors — Risks Related to the Securities — The Notes will have limited events of default”.
The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
On or after                 , 2027, the Issuer may, at its option, redeem the Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.
At any time, after the occurrence of a Tax Event (as hereinafter defined), the Issuer may, at its option, redeem all (but not less than all) of the Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.
At any time within 180 days following the occurrence of a Rating Event (as hereinafter defined), the Issuer may, at its option, redeem all (but not less than all) of the Notes at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

There is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement. This may affect the pricing of the Notes in the secondary market, the transparency and availability of trading prices, the liquidity of the Notes, and the extent of issuer regulation. The Issuer will apply to list the Notes on the New York Stock Exchange (“NYSE”). If the application is approved, the Issuer expects trading on the NYSE to begin within 30 days of the issuance of the Notes.
One or more of the underwriters will sell to affiliates of Brookfield Asset Management Reinsurance Partners Ltd. $        million of the Notes at the public offering price.

Investing in the Securities involves risks. See “Risk Factors” on page S-14 of this prospectus supplement, “Risk Factors” on page 3 of the accompanying base prospectus dated January 11, 2022, the risk factors included in the Partnership’s Annual Report and Q3 Interim Report (each as defined herein) and the risks described in other documents we incorporate in this prospectus supplement by reference, for information regarding risks you should consider before investing in the Securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or Canadian securities regulator has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discount and Commissions(2)		Proceeds to the Issuer (before expenses)(3)
Per Note		%		%		%
Total(4)	$		$		$

(1)
Plus accrued interest, if any, from                 , 2022, if settlement occurs after that date. The offering price of the Notes will be payable in U.S. dollars.

(2)
Reflects $      principal amount of Notes sold to institutional investors, for which the underwriters received an underwriting commission of $      per $25 principal amount of Notes (except for sales to affiliates of Brookfield Asset Management Reinsurance Partners Ltd. and certain other institutional investors for which no underwriting discount or commissions will be paid), and $      principal amount of Notes sold to retail investors, for which the underwriters received an underwriting commission of $      per $25 principal amount of Notes. Does not reflect the Over-Allotment Option (as defined herein).

(3)
Proceeds of the offering after deducting the underwriting commission but before accounting for any additional expenses of the offering paid or payable by the Issuer. Total expenses of the offering, excluding the underwriting commission, are estimated to be approximately $      million. See “Underwriting”.

(4)
Assumes no exercise of the Over-Allotment Option (as defined herein).

The Issuer has granted the underwriters the right (the “Over-Allotment Option”), exercisable until the date which is 30 days following the date of this prospectus supplement, to purchase from the Issuer on the same terms up to an additional $      principal amount of Notes. If the Over-Allotment Option is exercised in full and all of the additional $      principal amount of Notes is sold to retail investors, for which the underwriters would receive an underwriting commission of $      per Note, the total “Price to Public”, “Underwriting Discount and Commissions” and “Proceeds to the Issuer (before expenses)” will be $      (plus accrued interest from, and including,        , 2022), $      and $      , respectively. Where applicable, references to “this offering” and “Notes” in this prospectus supplement shall include the Notes issued pursuant to the exercise of the Over-Allotment Option. See “Underwriting”.
The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about                 , 2022, which is the seventh business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+7”).

Joint Book-Running Managers
Wells Fargo Securities	BofA Securities	Morgan Stanley	RBC Capital Markets	Citigroup
Co-Managers
BMO Capital Market	Deutsche Bank Securities	Mizuho Securities	MUFG	TD Securities
The date of this prospectus supplement is                 , 2022.

Prospectus Supplement
Prospectus
i

IMPORTANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING BASE PROSPECTUS
This prospectus supplement is part of a shelf registration statement on Form F-3, as amended, that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The first part is this prospectus supplement, which describes the specific terms of this offering of the Securities. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information about this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Documents Incorporated by Reference” on page S-45 of this prospectus supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus, or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell the Securities, and seeking offers to buy the Securities, only in jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
In this prospectus supplement, unless the context suggests otherwise, references to “Brookfield Infrastructure”, “we”, “us” and “our” are to the Partnership, collectively with BILP, the Holding Entities and the operating entities, each as defined below, taken together on a consolidated basis. Unless the context suggests otherwise, in this prospectus supplement references to:
•
“BAMR” are to Brookfield Asset Management Reinsurance Partners Ltd.;

•
“BIPC” means Brookfield Infrastructure Corporation;

•
“BIPIC” is to BIP Investment Corporation, a corporation established under the Business Corporations Act (British Columbia) and a subsidiary of Can Holdco, the primary business of which is of an investment holding company;

•
“Brookfield” are to Brookfield Asset Management and any subsidiary of Brookfield Asset Management, other than us;

•
“Brookfield Asset Management” are to Brookfield Asset Management Inc.;

•
“Exchangeable Shares” are to class A exchangeable subordinate voting shares of BIPC;

•
“General Partner” are to the general partner of the Partnership, which is Brookfield Infrastructure Partners Limited, an indirect wholly owned subsidiary of Brookfield Asset Management;

•
“Holding Entities” are to certain holding subsidiaries of BILP, through which we hold all of our interests in our operating entities;

•
“LP Units” are to the non-voting limited partnership units in the Partnership;

•
“operating entities” are to the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements;

•
the “Partnership” or “BIP” are to Brookfield Infrastructure Partners L.P., a Bermuda exempted limited partnership;

•
“Preferred LP Units” are to preferred limited partnership units in the Partnership, including the Class A Preferred Units;

•
“Redeemable Partnership Units” are to limited partnership units of BILP that have the rights of the Redemption-Exchange Mechanism; and

•
“Redemption-Exchange Mechanism” are to the mechanism by which Brookfield may request redemption of its limited partnership interests in BILP in whole or in part in exchange for cash, subject to the right of the Partnership to acquire such interests (in lieu of such redemption) in exchange for LP Units.

The financial information contained in this prospectus, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Amounts in “$” are to U.S. Dollars.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Issuer, BILP and the Partnership is either formed or incorporated under the laws of Bermuda, each of Can Holdco and BIPC Holdings is organized and incorporated under the laws of Ontario, Canada and Alberta Finco is organized and incorporated under the laws of Alberta, Canada, that some or all of the Issuer’s and the Guarantors’ officers and directors may be residents of Canada or another non-U.S. jurisdiction, that some of the underwriters or experts named in this prospectus supplement and the accompanying base prospectus may be residents of Canada or another non-U.S. jurisdiction and that such persons and all or a substantial portion of the Issuer’s and the Guarantors’ assets may be located outside the United States.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus contain forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities laws. These forward-looking statements and information relate to, among other things, our business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate,” “believe,” “could,” “estimate,” “likely,” “expect,” “intend,” “may,” “continue,” “plan,” “potential,” “objective,” “tend,” “seek,” “target,” “foresee,” “aim to,” “outlook,” “endeavor,” “will,” “would,” “should,” “designed,” “predict” and “depend,” or the negative of those terms or other comparable terminology. In particular, our statements with respect to the use of proceeds of this offering and the continuity plans and preparedness measures we have implemented in response to the novel coronavirus (“COVID-19”) pandemic and its expected impact on our businesses, operations, earnings and results are forward-looking statements. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.
Although we believe that our anticipated future results, performance or achievements expressed or implied by these forward-looking statements and information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and forward-looking information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus.
Factors that could cause our actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus include, without limitation:
•
our active and advanced pipeline of new investment opportunities may not be completed as planned;

•
commodity risks;

•
alternative technologies could impact the demand for, or use of, the businesses and assets that we own and operate and could impair or eliminate the competitive advantage of our businesses and assets;

•
acquisitions may subject us to additional risks and the expected benefits of our acquisitions may not materialize;

•
the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

•
pending acquisitions, dispositions and other transactions may not be completed on the timeframe or in the manner contemplated, or at all;

•
our ability to renew existing contracts and win additional contracts with existing or potential customers;

•
deployment of capital for our committed backlog and other projects we are pursuing may be delayed, curtailed or redirected altogether;

•
timing and price for the completion of unfinished projects;

•
infrastructure operations may require substantial capital expenditures;

•
exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

•
exposure to increased economic regulation and adverse regulatory decisions;

•
First Nations claims to land, adverse claims or governmental claims may adversely affect our infrastructure operations;

•
some of our current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

•
some of our businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

•
actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;

•
reliance on technology and exposure to cyber-security attacks;

•
customers may default on their obligations;

•
reliance on tolling and revenue collection systems;

•
Brookfield’s influence over us and our dependence on the service providers (the “Service Provider”) under our management agreement with such service providers (the “Master Services Agreement”);

•
the lack of an obligation of Brookfield to source acquisition opportunities for us;

•
our dependence on Brookfield and its professionals;

•
the role and ownership of Brookfield in us may change and interests in the General Partner may be transferred to a third party without consent of the holders of the Securities;

•
Brookfield may increase its ownership of the Partnership;

•
the Master Services Agreement and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interests of the holders of the Securities;

•
conflicts of interest between us and the holders of the Securities, on the one hand, and Brookfield, on the other hand;

•
our arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties;

•
the General Partner may be unable or unwilling to terminate the Master Services Agreement;

•
the limited liability of, and our indemnification of, the Service Provider;

•
our assets are or may become highly leveraged and we intend to incur indebtedness above the asset level;

•
some of our acquisitions may be of distressed companies, which may subject us to increased risks, including the incurrence of legal or other expenses;

•
the Partnership is a holding entity that relies on its subsidiaries to provide the funds necessary to pay our distributions and meet our financial obligations;

•
the Partnership may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

•
we are exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•
we may be subject to the risks commonly associated with a separation of economic interest from control or the incurrence of debt at multiple levels within an organizational structure;

•
effectiveness of our internal controls over financial reporting;

•
holders of Securities do not have a right to vote on partnership matters or to take part in the management of the Partnership;

•
market price of the Notes may be volatile;

•
foreign currency risk and risk management activities;

•
investors may find it difficult to enforce service of process and enforcement of judgments against us;

•
we may not be able to continue paying comparable or growing cash distributions to holders of the LP Units or Preferred LP Units or pay interest on the Notes in the future;

•
changes in tax law and practice;

•
general economic conditions and risks relating to the economy;

•
increasing political uncertainty, which may impact our ability to expand in certain markets;

•
pandemics or epidemics, including risks associated with the global pandemic caused by COVID-19, and the related global reduction in commerce and travel and substantial volatility in stock markets worldwide, which may result in a decrease of cash flows and impairment losses and/or revaluations of our investments and infrastructure assets;

•
adverse changes in currency exchange rates;

•
availability and cost of credit;

•
government policy and legislation change;

•
exposure to uninsurable losses and force majeure events;

•
labor disruptions and economically unfavorable collective bargaining agreements;

•
exposure to occupational health and safety related accidents;

•
high levels of government regulation upon many of our operating entities, including with respect to rates set for our regulated businesses;

•
our infrastructure business is at risk of becoming involved in disputes and possible litigation;

•
our ability to finance our operations due to the status of the capital markets;

•
changes in our credit ratings;

•
our operations may suffer a loss from fraud, bribery, corruption or other illegal acts; and

•
other factors described in our Annual Report (as defined below), including, but not limited to, those described under Item 3.D “Risk Factors” and elsewhere in our Annual Report as well as in our Q3 2021 Interim Report (as defined below), this prospectus supplement and the accompanying base prospectus under “Risk Factors” and in other documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information to make decisions with respect to an investment in the Securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus supplement and the accompanying base prospectus. The forward-looking statements represent our views as of the date of this prospectus supplement and of the documents incorporate by reference herein and should not be relied upon as representing our views as of any subsequent date. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.
CAUTIONARY STATEMENT REGARDING THE USE OF NON-IFRS ACCOUNTING MEASURES
We disclose a number of financial measures in this prospectus supplement and the documents incorporated by reference herein that are calculated and presented using methodologies other than in accordance with IFRS. We utilize these measures in managing our business, including for performance measurement, capital allocation and valuation purposes and believe that providing these performance measures on a supplemental basis to our IFRS results is helpful to investors in assessing our overall performance. These financial measures should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with IFRS. We caution readers that these non-IFRS financial measures or other financial metrics may differ from the calculations disclosed by other businesses, and as a result, may not be comparable to similar measures presented by other issuers and entities. Reconciliations of these non-IFRS financial measures to the most directly comparable financial measures calculated and presented in accordance with IFRS, where applicable, are included in the Partnership’s Annual Report and the Partnership’s Q3 Interim Report, each of which is incorporated by reference herein, and in the other documents incorporated that are incorporated reference herein.
MARKET DATA AND INDUSTRY DATA
Market and industry data presented throughout, or incorporated by reference in, this prospectus was obtained from third party sources, industry publications, and publicly available information, as well as industry and other data prepared by us and the Partnership on the basis of our collective knowledge of the Canadian, U.S. and international markets and economies (including estimates and assumptions relating to these markets and economies based on that knowledge). We believe that the market and economic data is accurate and that the estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data used throughout this prospectus, or incorporated by reference herein, are not guaranteed and we do not make any representation as to the accuracy of such information. Although we believe it to be reliable, we have not independently verified any of the data from third party sources referred to or incorporated by reference in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources.

SUMMARY
The Partnership
The Partnership is a Bermuda exempted limited partnership that was formed on May 21, 2007 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The Partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number at that address is +1 441 294-3309. The Partnership was spun-off from Brookfield Asset Management and certain of its affiliates on January 31, 2008. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, essential, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. It is focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. For additional information, please refer to our Annual Report and the other documents incorporated by reference in this prospectus supplement.
The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in BILP. The Partnership serves as BILP’s managing general partner and has sole authority for the management and control of BILP.
The Issuer and the Other Guarantors
The Issuer is a holding company subsidiary of BILP that owns operating subsidiaries of the Partnership. As at September 30, 2021, the Issuer has total assets of $7.3 billion comprised of $7.2 billion of investments in, and less than $0.1 billion of loans receivable and amounts due from affiliates. The Issuer is a guarantor of $250 million of 5.000% Subordinated Notes due 2081 (the “2081 Notes”), which were issued in May 2021 by Alberta Finco and guaranteed by the Partnership and the other Guarantors.
Alberta Finco is a subsidiary of the Partnership that has investments and loans receivable from subsidiaries of the Partnership, and is the issuer of the 2081 Notes.
BILP is a Bermuda exempted limited partnership that was established under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. BILP is a holding company subsidiary of the Partnership that owns interests in the Holding Entities.
Can Holdco and US Holdco are holding company subsidiaries of BILP that own operating subsidiaries of the Partnership. BIPC Holdings is a subsidiary of BIPC, which is a subsidiary of Can Holdco.
For summarized financial information regarding the Issuer and the Guarantors, see “Supplemental Financial Information” in the accompanying base prospectus.
Recent Developments
On November 17, 2021, the Partnership completed a public offering of 9,476,900 LP Units for aggregate net proceeds of approximately $533 million. Concurrently with this offering, BIPC also offered and sold an aggregate of 2,140,000 Exchangeable Shares for aggregate net proceeds of approximately $128 million. In addition, Brookfield Investments Corporation, a subsidiary of Brookfield Asset Management, purchased, on private placement basis, 7,104,300 Redeemable Partnership Units at a price of $56.304 per Redeemable Partnership Unit. These offerings are collectively referred to herein as the “November 2021 Offerings”. The Partnership intends to use the net proceeds of the November 2021 Offerings to fund an active and advanced pipeline of new investment opportunities, including near-term organic growth capital requirements, and for general working capital purposes.

THE OFFERING
Issuer
BIP Bermuda Holdings I Limited
Guarantors
Brookfield Infrastructure Partners L.P.
Brookfield Infrastructure L.P.
Brookfield Infrastructure Holdings (Canada) Inc.
Brookfield Infrastructure US Holdings I Corporation
BIPC Holdings Inc.
Brookfield Infrastructure Finance ULC
Guarantee
The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Guarantors.
Securities Offered
        % Perpetual Subordinated Notes.
Ranking
Subordinated unsecured (see also “— Ranking of the Notes” below).
Principal Amount of the Notes
$         (or $      if the underwriters exercise the Over-Allotment
Option in full).
One or more of the underwriters will sell to affiliates of Brookfield Asset Management Reinsurance Partners Ltd. $       million of the Notes at the public offering price.
Issue Date
The underwriters expect to deliver the Notes to the purchasers in book-entry form through the facilities of DTC and its direct participants, on or about         , 2022.
CUSIP/ISIN
Denominations
$25 and integral multiples of $25 in excess thereof.
Interest Payment Dates
March  31, June  30, September  30 and December  31, commencing        , 2022 (each, an “Interest Payment Date”).
Interest Periods
The period beginning on (and including) the issue date of the Notes and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.
Optional Interest Deferral
Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless the Issuer elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then neither the Issuer nor any Guarantor will have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid.
Such deferral will not constitute an Event of Default or any other breach under the Indenture and the Securities.
Ranking of the Notes
The Notes will be direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor or BIPIC (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such other person) but will be contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness, will rank pari passu with the Issuer’s obligations in respect of the 2081 Notes and will be structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries. See “Description of the Notes — Rank and Subordination Provisions”.
“Issuer Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed; and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Issuer Senior Indebtedness will not include obligations of the Issuer in respect of the Notes or the 2081 Notes, all liabilities and obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC, and all indebtedness, liabilities and obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the Notes. As of September 30, 2021, the Issuer Senior Indebtedness totaled approximately $6.5 billion, $6.2 billion of which relates to intercompany loans payable and amounts due to affiliates.
Ranking of the Guarantee
The Notes will be fully and unconditionally guaranteed by each Guarantor on a subordinated and joint and several basis, as to payment of principal, premium (if any) and interest and certain other amounts. The obligations of each Guarantor under its Guarantee will be contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors). The obligations of each Guarantor under its Guarantee will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by the Issuer, any other Guarantor or BIPIC (including pursuant to any guarantee by any Guarantor of the existing equity obligations of any such other person).
“Guarantor Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of each Guarantor (as applicable), whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness will not include the obligations of the Guarantor in respect of the Notes or the 2081 Notes, the liabilities and obligations of the Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC, and all indebtedness, liabilities and obligations of the Guarantor that, pursuant to the terms of an instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to its guarantee of the Notes. As of September 30, 2021, the Guarantor Senior Indebtedness totaled approximately $9.4 billion, $6.9 billion of which relates to intercompany loans payable and amounts due to affiliates.
Additional Amounts
All payments made by the Issuer or any Guarantor under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada, Bermuda or of any province, territory or jurisdiction thereof or therein or by any authority or agency therein or thereof having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) in respect of each such payment as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Note, being a person with whom the Issuer or Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)) or (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the mere ownership, or receiving payments under or enforcing any rights in respect of such Note; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the Notes; (c) any Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the Notes, except to the extent that the holder or beneficial owner of the Notes would have been entitled to such Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax; (e) any Tax imposed as a result of the failure of a holder or beneficial owner to comply with certification, identification, declaration, filing or similar reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to

Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Optional Redemption by the Issuer Upon a Rating Event
At any time within 180 days following the occurrence of a Rating Event, the Issuer may, at its option, redeem all (but not less than all) of the Notes at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.
A “Rating Event” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the Notes (together the “Rating Agencies” and each a “Rating Agency”) following the initial rating of the Notes by such Ratings Agency, provides notice to the Issuer that such Rating Agency has amended, clarified or changed the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (a) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency.

Optional Redemption by the Issuer
At any time on or after        , 2027, the Issuer may, at its option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.
Optional Tax Redemption
At any time, after the occurrence of a Tax Event (as defined below), subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.
A “Tax Event” means the Issuer or any Guarantor (as applicable) has received an opinion of counsel of a nationally recognized law firm in the Relevant Taxing Jurisdiction experienced in such matters to the effect that, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any Relevant Taxing Jurisdiction or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the Notes (or if the Relevant Taxing Jurisdiction has changed since the issue date of the Notes, the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)) that has retroactive effect to a date prior to the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)), either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (a) shall not apply in respect of the deductibility of interest on the Notes; or (b) the Issuer or any Guarantor (as applicable) has been or will be on the next Interest Payment Date obligated to pay Additional Amounts and neither the Issuer or Guarantor (as applicable) can avoid such obligation by taking commercially reasonable measures to avoid it.
Distribution Stopper
Unless the Issuer has paid all interest that has been deferred or is then payable on the Notes, neither the Issuer nor the Partnership will:
(i)
declare any distributions or dividends on the Distribution Restricted Securities or pay any interest on any Parity Indebtedness (other than dividends or distributions in the form of stock or units, respectively, on the Distribution Restricted Securities);

(ii)
redeem, purchase or otherwise retire any Distribution Restricted Securities or Parity Indebtedness (except (a) with respect to Distribution Restricted Securities or Parity Indebtedness, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Securities or Parity Indebtedness, respectively, or (b) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Securities); or

(iii)
make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively (the “Distribution Stopper Undertaking”);

provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.
“Distribution Restricted Securities” means the partnership units of the Partnership and all equity issued by the Issuer.
“Parity Indebtedness” means the 2081 Notes and any other class or series of the Partnership’s indebtedness currently outstanding or hereafter created which ranks on a parity with the Partnership’s guarantee of the Notes as to distributions upon liquidation, dissolution or winding-up.
Use of Proceeds
The net proceeds to the Issuer from the offering (after deducting the underwriting discounts and commissions and estimated offering expenses paid or payable by the Issuer), will be approximately $       (or $      million if the underwriters exercise the Over-Allotment Option in full).
We intend to use the net proceeds from this offering for the redemption by the Partnership of its Class A Preferred Limited Partnership Units, Series 7, which are redeemable at the option of the Partnership on March 31, 2022, and any remainder for working capital purposes. See “Use of Proceeds.”
Material U.S. Federal Income Tax Consequences
For a discussion of material U.S. federal income tax considerations that may be relevant to certain prospective holders of the Notes, see “Tax Considerations — Certain United States Federal Income Tax Considerations” in this prospectus supplement.
Form
The Notes will be issued and maintained in book-entry form registered in the name of DTC or its nominee, except under limited circumstances. See “Description of the Notes — Book-Entry Only Form.”
Listing
The Notes constitute a new issue of securities with no established trading market. We will apply to list the Notes on the NYSE. If the application is approved, trading of the Notes on the NYSE is expected to begin within 30 days after the original issue date of the Notes.
Risk Factors
Investing in the Securities is subject to certain risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and page 3 of the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as well as other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein regarding risks you should consider before investing in the Securities.
Sinking Funds
There is no sinking fund.
Governing Law
The Securities and the Indenture will be governed by the laws of the state of New York.

RISK FACTORS
An investment in the Securities involves risks. Before deciding whether to invest, investors should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under “Documents Incorporated by Reference,” including the Partnership’s Annual Report and the risk factors described under “Risk Factors” therein, as well as the risks described in the Partnership’s Q3 2021 Interim Report. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Information” herein. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition, results of operations, liquidity and the market price of the Notes could be adversely affected.
Risks Related to the Securities
The Notes and the Guarantees are subordinated to Issuer Senior Indebtedness and Guarantor Senior Indebtedness, respectively.
The Notes will not be secured by any assets of the Issuer or the Guarantors. The payment of principal, premium (if any) and interest and certain other amounts on the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity that has been issued by any Guarantor or BIPIC (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such other person) but will be subordinated in right of payment to all present and future Issuer Senior Indebtedness, and the obligations of each Guarantor under its guarantee of the Notes will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity that has been issued by any other Guarantor or BIPIC (including pursuant to any guarantee by any Guarantor of the existing equity obligations of any such other person), but will be subordinated in right of payment to all present and future Guarantor Senior Indebtedness.
Due to these subordination provisions, in the event of the Issuer’s (or any Guarantor’s) insolvency, holders of the Notes would only get paid from funds of the Issuer (or any Guarantor) after such funds are applied to pay the holders of the obligations ranking senior in right of payment to the Notes (or under such Guarantor’s guarantee thereof) to the extent necessary to pay such senior obligations in full. As a result of those payments, the holders of such senior obligations may recover more, ratably, than holders of the Notes. In addition, the holders of such senior obligations may under certain circumstances restrict or prohibit the Issuer (or the Guarantors) from making payments on the Notes (or under the Guarantors’ guarantees thereof). Further, if there are obligations ranking pari passu with the Notes, any remaining funds after senior obligations are paid in full would be applied on a pro rata basis among the holders of the Notes and holders of such pari passu obligations, including the 2081 Notes.
In addition to the contractual subordination described above, the payment of principal, premium (if any) and interest and certain other amounts under the Partnership’s guarantee of the Notes will be structurally subordinated to all indebtedness and other obligations of the Partnership’s subsidiaries (other than as described in this prospectus supplement in relation to the Issuer and the other Guarantors). Except for the other Guarantors and the Issuer, none of the Partnership’s subsidiaries has guaranteed or otherwise become obligated with respect to the Notes. Accordingly, the Partnership’s right to receive assets from any of its subsidiaries (other than the Issuer and the other Guarantors) upon such subsidiary’s bankruptcy, liquidation or reorganization and the right of holders of the Notes to participate in those assets, will be structurally subordinated to claims of that subsidiary’s creditors, including trade creditors.
As of September 30, 2021, the consolidated senior indebtedness of the Partnership totaled approximately $29.5 billion, and obligations of the Partnership that would rank pari passu with the Notes offered hereby totaled $250 million, comprising the outstanding 2081 Notes. The Indenture for the Notes does not restrict the Issuer’s or any Guarantor’s ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness, or any future senior indebtedness, which would rank senior in right of payment to the Notes.

The Partnership relies on its subsidiaries to conduct a significant amount of its operations and relies on distributions from its subsidiaries.
The Partnership conducts a significant amount of its operations through its subsidiaries. The Notes are structurally subordinated to all existing and future liabilities of the Partnership’s subsidiaries (other than the subordinated debt of the Issuer or the other Guarantors) and operating companies. The Indenture does not restrict the ability of the Partnership’s subsidiaries (including the Issuer or the other Guarantors) to incur additional indebtedness. As the Partnership conducts a significant amount of its operations through its subsidiaries, the Partnership’s ability to pay the indebtedness owing by it under or in respect of its guarantee of the Notes is dependent on dividends and other distributions it receives from its subsidiaries and major investments. Certain of the instruments governing the indebtedness of the companies in which the Partnership may have an investment may restrict the ability of such companies to pay dividends or make other payments on investments under certain circumstances.
The Notes are perpetual securities that are not redeemable at the option of the holders.
The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date, and they are not redeemable at the option of investors under any circumstance, including under circumstances where the Issuer elects to defer interest payments. See “Risk Factors — Risks Related to the Securities — The Issuer may defer interest payment on the Notes at its sole option.” Although the Issuer may redeem the Notes in certain circumstances, it is under no obligation to do so. Consequently, other than upon an Event of Default (as defined herein), holders of the Notes will be entitled to receive a return of the principal amount of their investment in the Notes only if the Issuer elects to redeem the Notes, which may happen under certain circumstances as described under “Description of the Notes — Redemption Provisions”. Holders of the Notes will only be able to dispose of their Notes by sale, and may be unable to do so at a price at or above the amount they have paid for them, or at all, if insufficient liquidity exists in the market for the Notes. As a result, holders of the Notes may be required to bear the financial risks of an investment in the Notes for an indefinite period of time.
The Issuer may redeem the Notes under certain circumstances, which may adversely affect your return on the Notes.
The Notes may be redeemed by the Issuer at its option (i) at any time following the occurrence of a Tax Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, (ii) at any time within 180 days following the occurrence of a Rating Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, or (iii) at any time on or after                 , 2027, in whole or in part, out of funds legally available for such redemption, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption. If prevailing interest rates were lower at a time of redemption, if any, a purchaser may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. The Issuer’s redemption right also may adversely impact a purchaser’s ability to sell Notes as any optional redemption date or period approaches and/or may adversely impact the price at which Notes can be sold.
Any decision we may make at any time to redeem the Notes will depend upon, among other things, our evaluation of our capital position, the terms and circumstances of any Rating Event or Tax Event, as applicable, and general market conditions at that time. The instruments governing our outstanding indebtedness also may limit our ability to redeem the Notes. As a result, the holders of the Notes may be required to bear the financial risks of an investment in the Notes for an indefinite period of time.
Our ability to incur additional indebtedness could adversely affect the rights of holders of our Notes.
The Indenture will not limit the Issuer or the Guarantors’ ability to incur indebtedness. Although some of the agreements governing the existing indebtedness of the Issuer and the Guarantors contain restrictions on their ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions and the indebtedness the Issuer and the Guarantors could incur in compliance with these restrictions could be substantial. As a result, the Issuer and the Guarantors may incur indebtedness that will rank pari passu or senior to the Notes and the 2081 Notes. The incurrence of indebtedness or other liabilities that will rank pari passu or senior to the Notes may reduce the amount available for interest payments and the amount recoverable by holders of the Notes and the 2081 Notes.
The Issuer may defer interest payments on the Notes at its sole option.
The Issuer may elect, at its sole option, to indefinitely defer the interest payable on the Notes as described under “Description of the Notes — Optional Interest Deferral”, with deferred interest accruing and compounding on each subsequent Interest Payment Date until paid. Additionally, in the case of an Event of Default, which as described in “Description of the Notes — Event of Default”, is limited to certain bankruptcy events involving the Issuer and/or the Partnership, deferred interest is payable only in the case of and at the time of a distribution of the assets of the Issuer or the Partnership, as applicable, arising from such an Event of Default. Such deferral will not constitute an Event of Default or any other breach under the Notes and the Indenture. While the deferral of interest payments continues, the Issuer and the Guarantors may make payments on any Issuer Senior Indebtedness or Guarantor Senior Indebtedness, respectively. In addition, the terms of any Issuer Senior Indebtedness and/or Guarantor Senior Indebtedness may operate to restrict the Issuer’s ability to pay interest on the Notes or a Guarantor’s ability to make payments on its Guarantee.
To the extent a secondary market develops for the Notes, any deferral of payments of interest on the Notes is likely to have an adverse effect on the market price of the Notes. As a result of the Issuer’s deferral right, or if investors perceive that there is a likelihood that the Issuer will exercise its deferral right, the market for the Notes may become less active or be discontinued during such time as the interest is being deferred, and the market price of the Notes may be more volatile than the market prices of other securities in respect of which accrued interest or distributions may not be deferred and the market price of the Notes may be more sensitive generally to adverse changes in the financial condition of the Issuer or the Guarantors. If the Issuer does decide to defer interest payments on the Notes and you sell your Notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Notes until the Issuer pays the deferred interest. For more information, please see “Description of the Notes — Optional Interest Deferral.”
There is no assurance that an active trading market will develop in the Notes.
The Notes will be a new issue of securities with no established trading market. The Issuer will apply for listing of the Notes on the NYSE. Listing will be subject to the Issuer fulfilling all the listing requirements of the NYSE. Although the Issuer expects to receive such approval, there can be no assurance that the Notes will be accepted for listing on the NYSE. There can be no assurance that an active trading market will develop or be sustained or that the Notes may be resold at or above the initial public offering price. The ability of a holder to pledge Notes or otherwise take action with respect to such holder’s interest in Notes (other than through DTC and its direct and indirect participants) may be limited due to the lack of a physical certificate.
Prevailing market interest rates may adversely affect the value of the Notes.
The market price or value of the Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.
A change in the rating of the Notes could adversely affect the market price of the Notes.
In connection with this offering, we expect that the Notes will receive a rating from S&P Global Ratings (or any of its subsidiaries or any successor in business thereto from time to time). Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Notes. Any real or anticipated downgrade or withdrawal of any ratings of the Notes could have an adverse effect on the market price or liquidity of the Notes.
Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Notes, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Notes may not reflect all risks related to the Partnership and its business or the structure or market value of the Notes. A downgrade or potential downgrade in the rating, the assignment of a new rating that is lower than the existing rating, or a downgrade or potential downgrade in the rating assigned to us, our subsidiaries, the Notes or any of our other securities could adversely affect the trading price and liquidity of the Notes.
We cannot be sure that any rating agency will maintain its rating once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the rating once issued or to advise holders of Notes of any change in ratings. A failure to obtain a rating or a negative change in a rating once issued could have an adverse effect on the market price or liquidity of the Notes.
Rating agencies may change rating methodologies, and their ratings may not reflect all risks.
The rating agencies that currently or may in the future publish a rating for the Partnership, the Issuer or the Notes may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Notes. If the rating agencies change their practices for rating securities in the future, and the ratings of the Notes are subsequently lowered, the trading price and liquidity of the Notes could be adversely affected.
In addition, credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. In addition, after the occurrence of a Rating Event, the Issuer may, at its option, redeem the Notes. See “Description of the Notes — Redemption Provisions — Optional Rating Event Redemption.”
The Notes will have limited events of default.
Under the terms of the Indenture, an Event of Default in relation to the Notes will be limited to the events of default set forth in the section entitled “Description of the Notes — Event of Default”. An Event of Default under the Notes is more limited than those typically available to our unsubordinated creditors. An Event of Default under the Notes occurs only upon (i) a decree or order of a competent court in respect of the insolvency or the bankruptcy of, or the ordering of the winding-up or liquidation of, the Issuer or the Partnership, where such decree or order continues unstayed and in effect for a period of 60 days; (ii) the adoption of a resolution by shareholders or unitholders of the Issuer or the Partnership, as applicable, to wind up or liquidate the Issuer or the Partnership, except pursuant to a transaction in respect of which the conditions under “Description of the Notes — Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance” have been duly observed and performed, or (iii) the institution of proceedings by the Issuer or the Partnership to be adjudicated a bankrupt or insolvent, the consent or lack of opposition by the Issuer or the Partnership in respect of the institution of such proceedings, or the general assignment by the Issuer or the Partnership for the benefit of creditors, where such proceeding, decree or order continues unstayed and in effect for a period of 60 days. A default in the payment of any amount due on the Notes or in the performance of any covenant of the Issuer or any of the Guarantors in the Indenture will not constitute an Event of Default and holders of the Notes will have no right of acceleration thereupon. Further, upon an Event of Default, only the principal amount of the Notes, but not any accrued and unpaid interest (including any deferred interest), will automatically become immediately due and payable. The Issuer will become obligated to pay accrued and unpaid interest on the Notes only at the time of distribution of the assets of the Issuer or the Partnership, as applicable, arising from an Event of Default. Unless such distribution of assets occurs in a liquidation proceeding, claims of holders of the Notes will be limited to the principal amount of their Notes upon an Event of Default. See “Description of the Notes — Event of Default”.
Should the Issuer default on the Notes, or should the Guarantors default on the Guarantees, your right to receive payments on such Notes or Guarantees may be adversely affected by applicable foreign insolvency laws.
Can Holdco and BIPC Holdings are incorporated under the laws of Ontario Canada, Alberta Finco is incorporated under the laws of Alberta Canada, and the Partnership, BILP and the Issuer are either formed or incorporated under the laws of Bermuda, as applicable. Accordingly, insolvency proceedings with respect to the Issuer or the Guarantors (other than U.S. Holdco) may not proceed under United States law and may instead proceed under foreign (i.e., non-U.S.) insolvency laws. The procedural and substantive provisions of such foreign insolvency laws may generally be more favorable to secured creditors or senior creditors than comparable provisions of United States law. In particular, such foreign insolvency laws may afford debtors, unsecured and subordinated creditors more limited protection than U.S. insolvency laws from the claims of secured or senior creditors and it may not be possible for the Issuer or the Guarantors (other than U.S. Holdco) or unsecured or subordinated creditors to prevent or materially delay secured or senior creditors from enforcing their rights and remedies at law and under their loan and security documents.
Tax Risks
The U.S. federal income tax consequences of an investment in the Notes are uncertain.
No authority directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. We believe that the Notes will be treated as equity for U.S. federal income tax purposes. This characterization will be binding on a holder of the Notes, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return. Our characterization, however, is not binding on the U.S. Internal Revenue Service (the “IRS”).
U.S. persons holding Notes could be subject to adverse U.S. federal income tax consequences if the Issuer is classified as a passive foreign investment company.
Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder (as defined in “Tax Considerations — Certain United States Federal Income Tax Considerations”) if the Issuer is treated as a passive foreign investment company (a “PFIC”) for any taxable year in which the U.S. Holder holds Notes. In general, a non-U.S. corporation, such as the Issuer, will be classified for U.S. federal income tax purposes as a PFIC with respect to a U.S. Holder if, for any taxable year during the holder’s holding period for the Notes, after applying certain look-through rules, either (i) 75% or more of the Issuer’s gross income is “passive income” or (ii) 50% or more of the value of the Issuer’s assets is attributable to assets that produce or are held for the production of “passive income.” Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.
Based on its current and expected income, assets, and activities, the Issuer does not expect to be classified as a PFIC for the current taxable year, nor does it expect to become a PFIC in the foreseeable future. However, the determination of whether the Issuer is or will be a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. Because the PFIC determination depends upon the composition of the Issuer’s income and assets and the nature of its activities from time to time and must be made annually as of the close of each taxable year, there can be no assurance that the Issuer will not be classified as a PFIC for any taxable year, or that the IRS or a court will agree with the Issuer’s determination as to its PFIC status.
If the Issuer were to be treated as a PFIC for any taxable year during which a U.S. Holder holds Notes, the holder could be subject to adverse tax consequences, including with respect to certain distributions on the Notes and any gain realized upon a sale or other disposition of Notes, as discussed below in “Tax Considerations — Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.” U.S. investors are urged to consult their tax advisers regarding the application of the PFIC rules.

USE OF PROCEEDS
The net proceeds to the Issuer from the offering (after deducting the underwriting discounts and commissions and estimated offering expenses), will be approximately $       million (or $       million if the underwriters exercise the Over-Allotment Option in full).
We intend to use the net proceeds from this offering for the redemption by the Partnership of its Class A Preferred Limited Partnership Units, Series 7 (the “Series 7 Preferred Units”), which are redeemable at the option of the Partnership on March 31, 2022, and any remainder for working capital purposes. Pending the allocation of a portion of the net proceeds of the Notes to redeem the Series 7 Preferred Units, the unallocated portion of the net proceeds may be temporarily used for the repayment of our outstanding indebtedness. As of September 30, 2021, approximately C$300 million (approximately $237 million based on an exchange rate of C$1=$0.7913) of the Series 7 Preferred Units were outstanding.

CONSOLIDATED CAPITALIZATION
The following table sets forth the consolidated capitalization of the Partnership as at: (a) September 30, 2021 on an actual basis; (b) on an as adjusted basis to give effect to (i) the November 2021 Offerings (see “Summary — Recent Developments”); (ii) the issuance by BIPC of 8.1 million Exchangeable Shares in connection with the acquisition of an additional interest in Inter Pipeline Ltd. (“IPL”) by Brookfield Infrastructure and its institutional partners following September 30, 2021 (the “IPL Acquisition”); and (iii) the issuance by Brookfield Infrastructure Corporation Exchange Limited Partnership (“BIPC Exchange LP”) of 41,639 class B limited partnership units of BIPC Exchange LP (the “BIPC Exchangeable LP Units”) in connection with the IPL Acquisition; (c) on an as further adjusted basis to give effect to the sale of the Notes offered by this prospectus supplement and the anticipated use of proceeds therefrom (see “Use of Proceeds”), after deducting underwriting commissions and estimated expenses, assuming no exercise of the Over-Allotment Option; and (d) on an as further adjusted basis to give effect to the sale of the Notes offered by this prospectus supplement and the anticipated use of proceeds therefrom (see “Use of Proceeds”), after deducting underwriting commissions and estimated expenses, assuming exercise of the Over-Allotment Option in full.
($ Millions)	As at September 30, 2021
	Actual	As adjusted with respect to the November 2021 Offerings and IPL Acquisition	As further adjusted, assuming no exercise of the Over-Allotment Option		As further adjusted, assuming exercise of the Over-Allotment Option in full
Corporate Borrowings	$3,424	$3,424	$		$
Non-recourse borrowings	26,362	26,362		26,362		26,362
Other liabilities	19,285	19,285		19,285		19,285
Preferred Shares	20	20		20		20
Partnership Capital
Limited Partners	4,811	5,344		5,344		5,344
General Partner	25	25		25		25
Non-controlling interest
Redeemable Partnership Units	1,982	2,382		2,382		2,382
Exchangeable Shares	1,037	1,667		1,667		1,667
Exchangeable units(1)	83	86		86		86
Interest of others in operating subsidiaries	16,285	16,285		16,285		16,285
Preferred Units(2)	1,138	1,138
Total capitalization	$74,452	$76,018	$		$

(1)
Includes non-controlling interest attributable to exchangeable limited partnership units of Brookfield Infrastructure Partners Exchange LP (“Exchange LP”) and class B limited partnership units of BIPC Exchange LP.

(2)
As further adjusted amounts give effect to the anticipated use of proceeds of this offering to redeem all of the Partnership’s outstanding Series 7 Preferred Units, which are redeemable at the option of the Partnership on March 31, 2022. See “Use of Proceeds”. As of the date of this prospectus supplement, there are approximately C$300 million (approximately $237 million based on an exchange rate of C$1=$0.7913) of Series 7 Preferred Units outstanding.

DESCRIPTION OF THE NOTES
BIP Bermuda Holdings I Limited (the “Issuer”) will issue $      aggregate principal amount (or $      aggregate principal amount if the underwriters exercise the Over-Allotment Option in full) of    % Perpetual Subordinated Notes (the “Notes”) under an indenture to be entered into at the closing of this offering (the “Base Indenture”), among the Issuer, Brookfield Infrastructure Partners L.P. (the “Partnership” or “BIP”), Brookfield Infrastructure L.P. (“BILP”) Brookfield Infrastructure Holdings (Canada) Inc. (“Can Holdco”), Brookfield Infrastructure Finance ULC (“Alberta Finco”), Brookfield Infrastructure US Holdings I Corporation “US Holdco”) and BIPC Holdings Inc. (“BIPC Holdings”, and together with the Partnership, BILP, Can Holdco, Alberta Finco and US Holdco, collectively, the “Guarantors,” and all guarantees together, the “Guarantees”), and Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”), as supplemented by a supplemental indenture, to be dated as of the date the Notes are originally issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustees. The Indenture and the U.S. Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The U.S. Trustee will initially act as Paying Agent for the Notes.
The following is a summary of the material rights, privileges, restrictions, obligations and conditions attaching to the Notes and certain provisions of the Indenture and is intended to supplement, and to the extent inconsistent, to replace, the more general terms and provisions of the debt securities described in the accompanying base prospectus, to which we refer you. This summary is qualified in its entirety by the provisions of the Indenture and the Notes. You should read the Indenture and the Notes in their entirety. Copies of the Indenture and the Notes may be obtained upon request to the Partnership at the address set forth under “Documents Incorporated by Reference.”
Unless otherwise indicated, defined terms used in this section apply only to this “Description of the Notes” section and not to any other sections of this prospectus supplement.
General
The Notes will be unsecured subordinated obligations of the Issuer and will initially be limited to up to $      aggregate principal amount (assuming full exercise of the Over-Allotment Option), all of which will be issued under the Indenture. The Notes will bear interest at the rate of    % per annum from                 , 2022, or from the most recent interest payment date to which interest has been paid or provided for, payable in equal installments quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on                 , 2022.
The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Guarantors (such guarantees, collectively, the “Guarantees”).
The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date.
Further Issuance
The Notes will constitute a new series of Securities (for purposes of this “Description of Notes”, as defined in “Description of Debt Securities and Guarantees” in the accompanying base prospectus) under the Indenture. Under the Indenture the Issuer may, from time to time, without the consent of the holders of the Notes, issue additional notes of the same series of Securities of which the Notes are a part from time to time in the future with terms (other than the Issue Date, issue price and, possibly, the First Call Date (as defined below) and the date interest starts accruing) identical to the Notes issued hereby. The Notes offered by this prospectus supplement and any additional notes of such series that we may issue in the future shall constitute a single series of Securities under the Indenture; provided that if such additional notes are not fungible with the original Notes offered hereby for U.S. federal income tax purposes, then such additional notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original Notes. This means that, in circumstances in which the Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the Notes offered hereby and any additional notes of such series of notes that we may issue by reopening such series will vote or take that action as a single class.
Interest
The Issuer will pay interest on the Notes on every March 31, June 30, September 30 and December 31 of each year during which the Notes are outstanding (each such quarterly date, an “Interest Payment Date”), subject to Optional Interest Deferral as described below in “— Optional Interest Deferral.”
The Issuer will pay interest on the Notes at a rate of    % per year in equal quarterly installments in arrears on each Interest Payment Date. Subject to Optional Interest Deferral as described below in “— Optional Interest Deferral,” the amount of interest payable on each Interest Payment Date will be in the amount of $      per $25 principal amount of Notes (“Interest Amount”).
The first interest period will begin on (and include) the date the Notes are originally issued (the “Issue Date”) and end on (but exclude) the first Interest Payment Date and each successive interest period will begin on (and include) an Interest Payment Date and end on (but exclude) the next succeeding Interest Payment Date (each, an “Interest Period”).
Interest for each Interest Period from the Issue Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Where it is necessary to calculate an amount of interest in respect of any Note for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
Interest payments will be made to the persons or entities in whose names the Notes are registered at the close of business on March 16, June 15, September 15 and December 16 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant Interest Payment Date. If an Interest Payment Date falls on a day that is not a business day, the Interest Payment Date will be postponed to the next business day, and no further interest will accrue in respect of such postponement.
Specified Denominations
The Notes will be issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Optional Interest Deferral
Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless the Issuer elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid.
Deferral of Interest Amounts will not constitute an Event of Default (as defined herein) or any other breach under the Notes, the Guarantees or the Indenture.
The Issuer will notify the holders of the Notes, the U.S. Trustee and, if required by the rules of any stock exchange on which the Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the Interest Amount which would otherwise fall due on an Interest Payment Date with respect to the Notes not more than 30 business days and not less than five business days prior to the relevant Interest Payment Date.

Distribution Stopper Undertaking
Unless the Issuer has paid all interest that has been deferred or is then payable on the Notes, neither the Issuer nor the Partnership will:
(i)
declare any distributions or dividends on the Distribution Restricted Securities or pay any interest on any Parity Indebtedness (other than dividends or distributions in the form of stock or units, respectively, on the Distribution Restricted Securities);

(ii)
redeem, purchase or otherwise retire any Distribution Restricted Securities or Parity Indebtedness (except (a) with respect to Distribution Restricted Securities or Parity Indebtedness, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Securities or Parity Indebtedness, respectively, or (b) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Securities); or

(iii)
make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively (the “Distribution Stopper Undertaking”);

provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.
“Distribution Restricted Securities” means the partnership units of the Partnership and all equity issued by the Issuer.
“Parity Indebtedness” means the 2081 Notes and any other class or series of the Partnership’s indebtedness currently outstanding or hereafter created which ranks on a parity with the Partnership’s guarantee of the Notes as to distributions upon liquidation, dissolution or winding-up.
Redemption Provisions
No Fixed Maturity Date or Fixed Redemption Date
The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date and the Issuer shall only have the right to redeem the Notes in accordance with “— Optional Redemption”, “— Optional Rating Event Redemption”, “— Optional Tax Redemption” as described below or otherwise in accordance with the terms of the Notes.
Optional Redemption
On                 , 2027 (the “First Call Date”) and at any time and from time to time thereafter, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole or in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, which will be set forth in the related notice of redemption, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied). In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will give notice to the U.S. Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.

Optional Rating Event Redemption
At any time within 180 days following the occurrence of a Rating Event, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied); provided that such redemption date may not be delayed for more than 180 days following the occurrence of a Rating Event. The Issuer will give notice to the U.S. Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the Notes (together the “Rating Agencies” and each a “Rating Agency”) following the initial rating of the Notes by such Ratings Agency, provides notice to the Issuer that such Rating Agency has amended, clarified or changed the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (a) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency.
Optional Tax Redemption
At any time, after the occurrence of a Tax Event, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied). The Issuer will give notice to the U.S. Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “Tax Event” means the Issuer or any Guarantor (as applicable) has received an opinion of counsel of a nationally recognized law firm in the Relevant Taxing Jurisdiction experienced in such matters to the effect that, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the Notes (or if the Relevant Taxing Jurisdiction has changed since the issue date of the Notes, the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)) that has retroactive effect to a date prior to the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)), either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (a) shall not apply in respect of the deductibility of interest on the Notes; or (b) the Issuer or any Guarantor (as

applicable) has been or will be on the next Interest Payment Date obligated to pay Additional Amounts and neither the Issuer or Guarantor (as applicable) can avoid such obligation by taking commercially reasonable measures to avoid it.
Conditions to a Rating Event or Tax Event Redemption
Prior to the publication of any notice of redemption pursuant to the provisions set for under “— Redemption Provisions” (other than redemption pursuant to “— Redemption Provisions — Optional Redemption”), the Issuer will deliver to the U.S. Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent, including the relevant requirement or circumstance giving rise to the right to redeem, are satisfied. The U.S. Trustee may rely absolutely upon and shall be entitled to accept such Officer’s Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the holders of the Notes.
Any redemption of the Notes shall be conditional on all outstanding accrued and unpaid interest on the Notes up to, but excluding, such redemption date being paid in full on or prior to the date thereof.
The U.S. Trustee is under no obligation to ascertain whether any Rating Event or Tax Event or any event which could lead to the occurrence of, or could constitute, any such Rating Event or Tax Event, as the case may be, has occurred and, until it receives an Officer’s Certificate and Opinion of Counsel pursuant to the Indenture to the contrary, the U.S. Trustee may assume that no such event has occurred.
Rank and Subordination Provisions
Ranking and Subordination of the Notes
The Notes will be direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor or BIPIC (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such other person) but will be contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness, will rank pari passu with the Issuer’s obligations in respect of the 2081 Notes and will be structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries.
“Issuer Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed; and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Issuer Senior Indebtedness will not include the obligations of the Issuer in respect of the Notes or the 2081 Notes, all liabilities and obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC and all indebtedness, liabilities and obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the Notes.
As of September 30, 2021, the aggregate Issuer Senior Indebtedness totaled approximately $6.5 billion, $6.2 billion of which relates to intercompany loans payable and amounts due to affiliates.
Ranking and Subordination of the Guarantees
The Notes will be fully and unconditionally guaranteed by each Guarantor on a subordinated and joint and several basis, as to payment of principal, premium (if any), interest and certain other amounts. The obligations of each Guarantor under its guarantee will be contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors). The obligations of each Guarantor under its guarantee will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by the Issuer, any other Guarantor or BIPIC (including pursuant to any guarantee by any Guarantor of the existing equity obligations of any such other person).
“Guarantor Senior Indebtedness” means, in respect of any Guarantor, all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of such Guarantor, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness will not include the obligations of the Guarantor in respect of the Notes or the 2081 Notes, the liabilities and obligations of the Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC, and all indebtedness, liabilities and obligations of the Guarantor that, pursuant to the terms of an instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to its guarantee of the Notes.
As of September 30, 2021, the Guarantor Senior Indebtedness totaled approximately $9.4 billion, $6.9 billion of which relates to intercompany loans payable and amounts due to affiliates.
In the event and during the continuation of any default in the payment of any Issuer Senior Indebtedness or any Guarantor Senior Indebtedness, as applicable, that is due and payable, or in the event that any event of default with respect to any Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have occurred and be continuing permitting the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (or the Trustees on behalf of the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable) to declare such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, then no payment may be made by the Issuer or the applicable Guarantors on account of the principal of, premium (if any), interest or any other amounts on the Notes or on account of the purchase or other acquisition of the Notes.
In the event that any payment or distribution of any character, whether in cash, securities, or other property, shall be received by the U.S. Trustee or any holder of Notes in contravention of the subordination provisions set out in the Indenture, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay all such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full. In the event of the failure of the U.S. Trustee or any holder of Notes to endorse or assign any such payment, distribution, or any security or property related thereto, each holder of Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, will be irrevocably authorized to endorse or assign the same.
Event of Default
An event of default in respect of the Notes will occur only if:
(i)
an event where a decree or order of a court having jurisdiction is entered in respect of the bankruptcy or insolvency of the Issuer or the Partnership under Bermuda law or any bankruptcy, insolvency or analogous laws, or ordering the winding-up or liquidation of the affairs of the Issuer or the Partnership and any such decree or order continues unstayed and in effect for a period of 60 days;

(ii)
an event where a resolution of shareholders or unitholders of the Issuer or the Partnership, as applicable, is passed for the winding-up or liquidation of the Issuer or the Partnership, except in the course of carrying out or pursuant to a Transaction in respect of which the conditions under “Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance” below have been duly observed and performed; or

(iii)
an event where the Issuer or the Partnership institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to or does not oppose the institution of bankruptcy or insolvency proceedings against it under Bermuda law or any bankruptcy, insolvency or analogous laws, or consents to or does not oppose the filing of any such petition, or if the Issuer or the Partnership makes a general assignment for the benefit of creditors, and any such proceeding, decree or order continues unstayed and in effect for a period of 60 days

(each of (i), (ii) and (iii), an “Event of Default”).
If an Event of Default occurs, the principal amount of the Notes will automatically, and without any action by the Trustees or any holder thereof, become immediately due and payable. Other than pursuant to the redemption events discussed in “— Redemption Provisions” above, the Issuer or the Partnership, as applicable, shall become obligated to pay accrued and unpaid interest at the time of the distribution of the assets of the Issuer or the Partnership, as applicable, arising from an Event of Default.
For the avoidance of doubt, holders of Notes will have no right of acceleration in the case of a default in the payment of any amount due on the Notes or any default in the performance of any covenant of the Issuer or any of the Guarantors in the Indenture, although a legal action could be brought to enforce such covenant.
Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance
Pursuant to the Indenture, neither the Issuer nor the Partnership (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the Indenture in respect of the Notes, and in the case of the Partnership, its subordinated guarantee of the Notes and (ii) the Notes (or the guarantee of the Notes, as applicable) will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of Notes under the Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the Notes or to the rights and powers of the Trustees under the Indenture; provided, however, that such restrictions are not applicable to any transaction by or among the Issuer, the Partnership and/or any one or more of their subsidiaries.
In the event that any Successor is formed or organized outside of Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (i) the payment of Additional Amounts (as defined below) in the form substantially similar to that described in “— Payment of Additional Amounts” below, with such modifications (including to the definition of “Relevant Taxing Jurisdiction”) as the Issuer, the Partnership and such Successor reasonably determine are customary and appropriate for U.S. noteholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the Notes, including any exceptions thereto as the Issuer, the Partnership and such Successor shall reasonably determine would be customary and appropriate for U.S. noteholders and (ii) the right of any issuer to redeem the Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that Additional Amounts become payable by a Successor in respect of the Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.

No Sinking Fund
The Notes will not be entitled to the benefit of any sinking fund.
Payment of Additional Amounts
All payments made by the Issuer or any Guarantor under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada, Bermuda or of any province, territory or jurisdiction thereof or therein or by any authority or agency therein or thereof having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) in respect of each such payment as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Note, being a person with whom the Issuer or Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)) or (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the mere ownership, or receiving payments under or enforcing any rights in respect of such Note; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the Notes; (c) any Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the Notes, except to the extent that the holder or beneficial owner of the Notes would have been entitled to such Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax; (e) any Tax imposed as a result of the failure of a holder or beneficial owner to comply with certification, identification, declaration, filing or similar reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Defeasance
The Notes will not be subject to the defeasance provisions under the Indenture as described in “Description of Debt Securities and Guarantees — Defeasance” in the accompanying base prospectus.
The Trustees and the Paying Agent
Computershare Trust Company, N.A. is expected to be the U.S. Trustee under the Indenture. The Issuer expects to appoint Computershare Trust Company of Canada under the Indenture in order to comply with the Business Corporations Act (Alberta) (the “ABCA”).
The U.S. Trustee will serve as the Paying Agent for the Notes. The “Place of Payment” for the Notes will be at the address of the U.S. Trustee, currently located at 6200 S. Quebec St., Greenwood Village, Colorado 80111.
The Trustees have not participated in the preparation of this prospectus supplement or makes any representation or warranty as to the accuracy or validity of the information contained herein.
Governing Law
The Notes, the Guarantees and the Indenture will be governed by the laws of the state of New York.
Book-Entry Only Form
Upon issuance, the Notes will be represented by one or more fully registered global securities (the “Global Securities”) registered in the name of Cede & Co. (the nominee of The Depository Trust Company (the “Clearing Agency” or “DTC”)), or such other name as may be requested by an authorized representative of the Clearing Agency. The authorized denominations of each Note will be $25 and integral multiples of $25 in excess thereof. Accordingly, the Notes may be transferred or exchanged only through the Clearing Agency and its Participants. Except as described below, owners of beneficial interests in the Global Securities will not be entitled to receive the Notes in definitive form.
Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect Participants in the Clearing Agency. Holders of the Notes may elect to hold interests in the Notes in book-entry form through either the Clearing Agency in the U.S. or Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Clearing Agency.
Each person owning a beneficial interest in a Global Security must rely on the procedures of the Clearing Agency and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing the Notes.
The following is based on information furnished by the Clearing Agency:
The Clearing Agency is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Clearing Agency holds securities that its Participants deposit with the Clearing Agency. The Clearing Agency also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. These direct Participants (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Clearing Agency is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Clearing Agency, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Clearing Agency’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”, and together with the Direct Participants, “Participants”). The rules applicable to the Clearing Agency and its Participants are on file with the SEC.
Purchases of the Notes under the Clearing Agency’s system must be made by or through Direct Participants, which will receive a credit for such Notes on the Clearing Agency’s records. The ownership interest of each actual purchaser of each Note represented by a Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Clearing Agency of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing the Notes will not receive the Notes in definitive form representing their ownership interests therein, except in the event that use of the book-entry system for such Notes is discontinued.
To facilitate subsequent transfers, the Global Securities representing the Notes which are deposited with the Clearing Agency are registered in the name of the Clearing Agency’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Clearing Agency. The deposit of Global Securities with the Clearing Agency and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The Clearing Agency has no knowledge of the actual Beneficial Owners of the Global Securities representing the Notes; the Clearing Agency’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by the Clearing Agency to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither the Clearing Agency nor Cede & Co. (nor such other nominee of the Clearing Agency) will consent or vote with respect to the Global Securities representing the Notes. Under its usual procedures, the Clearing Agency mails an “omnibus proxy” to the Issuer as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium (if any), interest and certain other amounts payable on the Global Securities representing the Notes will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency). The Clearing Agency’s practice is to credit Direct Participants’ accounts, upon the Clearing Agency’s receipt of funds and corresponding detailed information from the Issuer or the U.S. Trustee, on the applicable payment date in accordance with their respective holdings shown on the Clearing Agency’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of the Clearing Agency, the U.S. Trustee or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium (if any), interest and certain other amounts to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency) is the responsibility of the Issuer or the U.S. Trustee (provided it has received funds from the Issuer), disbursement of such payments to Direct Participants shall be the responsibility of the Clearing Agency, and disbursement of such payments to the Beneficial Owners shall be the responsibility of the Participants.
The Clearing Agency may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Issuer or the U.S. Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Notes in definitive form are required to be printed and delivered to each holder.
The Issuer may decide to discontinue use of the system of book-entry transfers through the Clearing Agency (or a successor securities depositary). In that event, the Notes in definitive form will be printed and delivered.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”), and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the Clearing Agency for Clearstream.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”), and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payment with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear System.
The information in this section concerning the Clearing Agency and the Clearing Agency’s book-entry system, Clearstream and Euroclear has been obtained from sources that the Issuer and the Guarantors believe to be reliable, but is subject to any changes to the arrangements between the Issuer and the Clearing Agency and any changes to such procedures that may be instituted unilaterally by the Clearing Agency, Clearstream and Euroclear.
Transfers
Transfers of ownership of the Notes will be effected only through records maintained by the Clearing Agency for such Notes with respect to interests of Participants and on the records of Participants with respect to interests of persons other than Participants. Holders of the Notes who are not Participants, but who desire to purchase, sell or otherwise transfer ownership of or other interests in the Notes, may do so only through Participants. The ability of a holder to pledge Notes or otherwise take action with respect to such holder’s interest in Notes (other than through a Participant) may be limited due to the lack of a physical certificate. See “Risk Factors — Risks Related to the Securities — There is no assurance that an active trading market will develop in the Notes.” The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any note (including any transfers between or among participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Payments and Deliveries
As long as the Clearing Agency is the registered owner of the Notes, the Clearing Agency will be considered the sole owner of the Notes for the purposes of receiving payments on the Notes. Payments of interest in respect of the Notes will be made by the Issuer to the Clearing Agency as the registered holder of the Notes and the Issuer understands that such payments will be forwarded by the Clearing Agency to any Direct Participant in the Notes in accordance with the applicable procedures of the Clearing Agency. As long as the Notes are held in the Clearing Agency’s book-entry only system, the responsibility and liability of the U.S. Trustee, the Issuer and/or the Guarantors in respect of the Notes is limited to making payment of any amount due on the Notes.
TAX CONSIDERATIONS
Certain United States Federal Income Tax Considerations
The following is a general summary of certain U.S. federal income tax consequences generally applicable to the ownership and disposition of Notes by a U.S. Holder (as defined below). This summary applies to you only if you acquire Notes in this offering and you hold your Notes as capital assets for U.S. federal income tax purposes. This section addresses only U.S. federal income taxation and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including estate and gift, foreign, state, or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a holder subject to special rules, such as:
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a dealer in securities;

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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

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a financial institution, real estate investment trust, or regulated investment company;

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an insurance company;

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a tax-exempt organization, qualified retirement plan, individual retirement account, or other tax-deferred account;

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a person that directly, indirectly, or constructively (including by reason of owning an equity interest in the Partnership) owns 10% or more of the combined voting power of the Issuer’s voting stock or of the total value of the Issuer’s stock (including any instrument treated as equity for U.S. federal income tax purposes, such as the Notes);

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a person holding the Notes as part of a hedging transaction, “straddle,” conversion transaction, constructive sale, or other integrated transaction;

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a U.S. expatriate;

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a partnership or other entity classified as a partnership for U.S. federal income tax purposes, or a partner therein;

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a U.S. Holder whose functional currency for tax purposes is not the U.S. dollar; or

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a person subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners generally will depend on the status of the partners and your activities. If you are a partnership owning the Notes or a partner in such a partnership, you are urged to consult your tax adviser as to the particular U.S. federal income tax consequences to you of owning the Notes.
This discussion is based on the Code, final, temporary, and proposed Treasury regulations thereunder (the “Treasury Regulations”), administrative pronouncements, and judicial decisions, all as in effect on the date hereof. All of the foregoing authorities are subject to differing interpretations or change (possibly with retroactive effect), and any such differing interpretations or change may result in U.S. federal income tax consequences to you that are materially different from those described herein. No ruling from the IRS has been or will be sought with respect to the matters described below, and the IRS, or a court, may take a different view of the consequences described below.
This discussion does not address any aspect of state, local, or non-U.S. taxation, or any taxes other than U.S. federal income taxes. You are urged to consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.
For purposes of this discussion, you are a “U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:
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a citizen or individual who is a resident of the United States;

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a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate whose income is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Notes, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. No statutory, regulatory, judicial, or administrative authority directly addresses how the Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Notes are uncertain. U.S. Holders are urged to consult their tax advisers with respect to the U.S. federal, state, local, and non-U.S. tax consequences of the ownership and disposition of Notes.
Characterization of the Notes for U.S. Federal Income Tax Purposes
No authority directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. The Issuer believes, and the discussion below assumes, that the Notes will be treated as equity of the Issuer for U.S. federal income tax purposes. This characterization will be binding on a holder of Notes, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return. This characterization, however, is not binding on the IRS.
Payments of Interest
In general, the gross amount of each payment of interest on the Notes will be included in your gross income as a dividend to the extent paid out of the Issuer’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” to the extent that the amount of any such payment exceeds the Issuer’s current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in the Notes, and to the extent the amount of such payment exceeds your tax basis, the excess will be treated as capital gain. No assurance can be provided that the Issuer will calculate its earnings and profits under U.S. federal income tax principles. If the Issuer does not calculate earnings and profits, then interest payments on the Notes generally are expected to be reported as dividends.
Interest payments made with respect to the Notes that are treated as dividends for U.S. federal income tax purposes generally should be taxable to non-corporate U.S. Holders at the preferential rates applicable to long-term capital gains if the dividends constitute “qualified dividend income.” To be eligible for these reduced rates, such holders generally must hold the Notes for more than 60 days during the 121-day period beginning 60 days before the applicable interest payment date and meet other holding period requirements. Assuming such holding period requirements are met, a payment treated as a dividend generally will be qualified dividend income, provided that, in the taxable year the payment is received, the Notes are readily tradable on an established securities market in the United States, and the Issuer is not treated as a PFIC for such taxable year or for the preceding taxable year. See the discussion under “— Passive Foreign Investment Company Considerations.” The Issuer will apply to list the Notes on the NYSE, and therefore expects that payments with respect to the Notes that are treated as dividends will be qualified dividend income, but there can be no assurance that the Notes will be listed and actively traded on the NYSE. Interest payments made with respect to the Notes that are treated as dividends for U.S. federal income tax purposes generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. Such interest payments will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.
Sale or Disposition of the Notes
Subject to the discussion under “— Passive Foreign Investment Company Considerations” below, you generally will recognize capital gain or loss upon the sale, exchange, or other taxable disposition of your Notes in an amount equal to the difference between the U.S. dollar value of the amount realized at such time and your adjusted tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Such capital gain or loss will be long-term capital gain or loss if you held your Notes for more than one year. Long-term capital gain of a non-corporate U.S. Holder of the Notes generally is taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders generally are expected to be subject to such capital gain or loss treatment upon a redemption of the Notes, except that a U.S. Holder that actually or constructively continues to own equity of the Issuer following a redemption (including, for example, by reason of owning an equity interest in the Partnership or Brookfield Asset Management) may be subject to Section 302 of the Code, which could cause the redemption proceeds to be treated as dividend income. Any such holder is urged to consult a tax adviser regarding the tax treatment of a redemption of the Notes.
Passive Foreign Investment Company Considerations
Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Issuer is treated as a PFIC for any taxable year in which the U.S. Holder holds Notes. In general, a non-U.S. corporation, such as the Issuer, will be treated as a PFIC for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income consists of certain types of “passive income” or (ii) 50% or more of the value of its assets is attributable to assets that produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. The IRS recently issued final and proposed Treasury Regulations modifying certain aspects of the income and asset tests described above, including the look-through rules. The proposed regulations will not be effective unless and until they are adopted in final form, although taxpayers generally may rely on the proposed regulations before adoption, provided the proposed regulations are applied consistently.
Based on its current and expected income, assets, and activities, the Issuer does not expect to be classified as a PFIC for the current taxable year, nor does it expect to become a PFIC in the foreseeable future. However, the determination of whether the Issuer is or will be a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. Because the PFIC determination depends upon the composition of the Issuer’s income and assets and the nature of its activities from time to time and must be made annually as of the close of each taxable year, there can be no assurance that the Issuer will not be classified as a PFIC for any taxable year, or that the IRS or a court will agree with the Issuer’s determination as to its PFIC status.
In general, if the Issuer were a PFIC for any taxable year during a U.S. Holder’s holding period for the Notes, then gain recognized by such U.S. Holder upon the sale or other taxable disposition of the Notes would be allocated ratably over the U.S. Holder’s holding period for the Notes. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before the Issuer became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution (including any payment of interest) received by a U.S. Holder on its Notes were to exceed 125% of the average of the annual distributions on the Notes received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If the Issuer were classified as a PFIC for any taxable year during a U.S. Holder’s holding period for the Notes, the Issuer generally would continue to be treated as a PFIC with respect to such holder in all succeeding years, even if the Issuer ceased to satisfy the requirements for being a PFIC. In addition, if the Issuer were classified as a PFIC with respect to a U.S. Holder, to the extent any of the Issuer’s subsidiaries were also PFICs, such holder might be deemed to own shares in any such lower-tier PFICs directly or indirectly owned by the Issuer.
Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. If a U.S. Holder were to make an election to treat such holder’s interest in the Issuer as a “qualified electing fund” (a “QEF election”) for the first year such holder were treated as holding such interest, then in lieu of the tax consequences described in the preceding paragraph, the U.S. Holder would be required to include in income, for each taxable year that the Issuer were classified as a PFIC, a portion of the ordinary earnings and net capital gains of the Issuer, even if not distributed to the holder. To make a QEF election, a U.S. Holder must, among other things, obtain a PFIC annual information statement from the Issuer and prepare and submit IRS Form 8621 with such U.S. Holder’s annual income tax return. If, contrary to the Issuer’s expectations, it determines that it is a PFIC for any taxable year, then to the extent reasonably practicable, the Issuer intends to timely provide U.S. Holders with information related to the PFIC status of itself and each non-U.S. subsidiary it is able to identify as a PFIC, including information necessary to make a QEF election with respect to each such entity.
In lieu of making a QEF election, if the Issuer is a PFIC for any taxable year and the Notes are treated as “marketable stock” in such year, then you may avoid the unfavorable rules described above by making a mark-to-market election with respect to your Notes. The Notes will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. The Notes will be considered to be regularly traded (i) during the current calendar year, if they are traded, other than in de minimis quantities, on at least 1/6 of the days remaining in the quarter in which the offering occurs and on at least 15 days during each remaining quarter (if any) of the calendar year, and (ii) during any other calendar year, if they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. In general, if you were to timely make the mark-to-market election, you would include as ordinary income each year the excess, if any, of the fair market value of your Notes at the end of the taxable year over your adjusted basis in your Notes. You would also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Notes over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Notes would be adjusted to reflect any such income or loss. Any gain that you recognize on the sale or other disposition of your Notes would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss. Once made, a mark-to-market election cannot be revoked without the consent of the IRS, unless the Notes cease to be marketable stock. No assurance can be provided that the Notes will qualify as marketable stock or that a mark-to-market election will be available with respect to the Notes. The Issuer does not expect the mark-to-market election to be available with respect to any non-U.S. subsidiary classified as a PFIC.
Subject to certain exceptions, a U.S. person who owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. You are urged to consult your tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements and the recently issued final and proposed Treasury Regulations, as well as the advisability of making any available election under the PFIC rules, with respect to your ownership and disposition of the Notes.
Specified Foreign Financial Assets
Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value exceeding certain thresholds generally are required to report certain information regarding such assets by filing IRS Form 8938 with their U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Notes issued in certificated form) that are not held in accounts maintained by financial institutions. U.S. Holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors are urged to consult their tax advisers concerning the application of these rules to their investment in the Notes.
Information Reporting and Backup Withholding
Payments on the Notes made to a U.S. Holder and proceeds from the sale or other disposition of the Notes may be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Certain Bermuda Tax Considerations
In Bermuda there are no taxes on profits, income or dividends, nor is there any capital gains tax, estate duty or death duty upon the issue, transfer or sale of the Securities, or payments made in respect of the Securities. As “exempted undertakings”, exempted partnerships and overseas partnerships are entitled to apply for (and will ordinarily receive) an assurance pursuant to the Exempted Undertakings Tax Protection Act 1966 that, in the event that legislation introducing taxes computed on profits or income, or computed on any capital asset, gain or appreciation, is enacted, such taxes shall not be applicable to the Partnership or any of its operations until March 31, 2035. Such an assurance may include the assurance that any tax in the nature of estate duty or inheritance tax shall not be applicable to the units, debentures or other obligations of the Partnership.

Exempted partnerships and overseas partnerships fall within the definition of “international businesses” for the purposes of the Stamp Duties (International Businesses Relief) Act 1990, which means that instruments executed by or in relation to an exempted partnership or an overseas partnership are exempt from stamp duties (such duties were formerly applicable under the Stamp Duties Act 1976). Thus, stamp duties are not payable upon, for example, an instrument which effects the transfer or assignment of the Securities.

UNDERWRITING
Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, at the public offering price less the underwriters’ fee set forth on the cover page of this prospectus supplement, the principal amount of Notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$
BofA Securities, Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Citigroup Global Markets Inc.
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
TD Securities (USA) LLC
Total	$
We have granted to the underwriters an Over-Allotment Option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $      aggregate principal amount of additional Notes at the offering price (plus accrued interest, if any, from, and including, January ,      2022) less the underwriting discount. To the extent the Over-Allotment Option is exercised, each underwriter must purchase a number of additional Notes approximately proportionate to that underwriter’s initial purchase commitment. Any Notes issued or sold under the Over-Allotment Option will be issued and sold on the same terms and conditions as the other Notes that are the subject of this offering.
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering, when, as and if issued to and accepted by them, are subject to approval of legal matters by counsel, including the validity of the Notes, and to other conditions contained in the Underwriting Agreement. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes may be terminated in the absolute discretion of the representatives of the underwriters under certain circumstances that would make it impracticable or inadvisable to proceed with this offering. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The offering price and the other terms of the Notes have been determined by negotiation among the Issuer, the Guarantors and the underwriters.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and any Canadian securities laws, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The Notes are a new class of securities and do not have an established trading market. We will apply to list the Notes on the NYSE. If the application is approved, we expect trading of the Notes on the NYSE to begin within 30 days after their original issue date. We have been advised by the underwriters that they intend to make a market in the Notes pending any listing of the Note on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice. We cannot assure that the Notes will be approved for listing by the NYSE, that an active trading market on the NYSE for the Notes will develop or, even if it develops, will last. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If an active trading market does develop on the NYSE, the Notes may trade at prices lower than the offering price. The trading price of the Notes would depend on many factors, including the trading price of our LP Units, prevailing interest rates, the market for similar securities, general economic and financial market conditions, the credit ratings of the Notes, our issuance of debt or other preferred securities or the incurrence of additional indebtedness and our financial condition, results of operations and prospects.
Commissions and Discounts
The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $      per $25 principal amount of Notes sold to institutional investors and $      per $25 principal amount of Notes sold to retail investors. The underwriters may allow, and dealers may reallow, a concession not to exceed $      per $25 principal amount of Notes on sales to other dealers. If all the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.
Discount and Commissions
	Retail	Institutional(1)
Per Note	$	$
Total (without exercise of the Over-Allotment Option)	$	$
Total (assuming exercise of the Over-Allotment Option in full)	$	$

(1)
There will be no underwriting discount or commissions paid for any Notes purchased by affiliates of BAMR and certain other institutional investors in this offering.

The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $      , which includes legal, accounting and printing costs, SEC filings fees, NYSE listing fees and various other fees associated with registering the Notes and this offering.
No Sales of Similar Securities
For a period of 30 days after the date of this prospectus supplement, the Issuer and the Partnership will not, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or the Partnership or any controlled affiliate of the Issuer or the Partnership or any person in privity with the Issuer or the Partnership or any controlled affiliate of the Issuer or the Partnership, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, of any debt securities of the Issuer or the Partnership or securities exchangeable or convertible into debt securities of the Issuer or the Partnership which are substantially similar to the Notes.
Price Stabilization; Short Positions
In connection with this offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include stabilizing purchases and purchases pursuant to the Over-Allotment Option. Short sales involve secondary market sales by the underwriters of a greater principal amount of Notes than they are required to purchase in this offering. The underwriters must close out any short positions by purchasing Notes in the open market or by exercising the Over-Allotment Option. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed to cover short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Other Relationships
The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement has been prepared on the basis that any offer of the securities referred to herein in any member state of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Accordingly any person making or intending to make an offer in a member state of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer or the underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129. This paragraph is subject to the paragraph below.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement has been prepared on the basis that any offer of the securities referred to herein in the UK will be made pursuant to an exemption under the United Kingdom (“UK”) Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Accordingly any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer or the underwriters to publish a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”). This paragraph is subject to the paragraph below.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (i.e., high net worth companies, unincorporated associations etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.

571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Extended Settlement
It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities prior to the delivery date will be required, by virtue of the fact that the securities initially will settle in T+7, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

LEGAL MATTERS
The validity of the Securities, and other matters of U.S. federal, New York and Canadian law, will be passed upon for us by Torys LLP, U.S. and Canadian counsel to the Issuer, the Partnership and the other Guarantors. Certain legal matters in connection with this offering will be passed upon, on behalf of the Partnership and the Bermuda Entities (as defined in the accompanying base prospectus), by Appleby (Bermuda) Limited as to Bermuda law, and, on behalf of the Underwriters, by Goodmans LLP as to Canadian law, and by Milbank LLP, New York, New York as to U.S. federal and New York law.
EXPERTS
The consolidated financial statements of the Partnership as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5G 0A9.
Deloitte LLP is independent with respect to the Partnership within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States), and within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.
The financial statements of IPL as at December 31, 2020 and 2019 and for the years then ended, incorporated by reference in this prospectus supplement, have been audited by Ernst & Young LLP, independent auditors, as stated in their report incorporated by reference herein. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Ernst & Young LLP is independent of IPL within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta. The offices of Ernst & Young LLP are located at 2200 — 215 2nd Street SW, Calgary, Alberta AB T2P 1M4.
EXPENSES
The table below sets forth the expenses, other than underwriting discounts and commissions, to be incurred in connection by us with this offering. All of the amounts below are estimated, other than SEC registration filings fees and NYSE supplemental listing fees.
SEC registration fees	$
NYSE supplemental listing fees
Trustee and transfer agent fees
Legal fees and expenses
Accounting fees and expenses
Printing costs
Miscellaneous
Total	$
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act)) and will fulfill the obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC Internet site is

www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at https://www.bip.brookfield.com. The information on our website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and should not be considered a part of this prospectus or such registration statement, and the reference to our website herein is an inactive textual reference only. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281-1023, United States.
As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of LP Units. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
This prospectus supplement is deemed to be incorporated by reference into the accompanying base prospectus solely for the purpose of this offering. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying base prospectus and reference should be made to the accompanying base prospectus for full particulars thereof. The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement:
(a)
our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021 (the “Annual Report”);

(b)
our Report on Form 6-K, filed on November 5, 2021 (Exhibit 99.1 only) (the “Q3 Interim Report”); and

(c)
our Reports on Form 6-K, filed with the SEC on June 1, 2021; August 10, 2021 (Exhibits 99.1 and 99.2 only); November 10, 2021; and January 11, 2022.

In addition, all subsequent annual reports filed by us with the SEC on Form 20-F and any current reports on Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, in each case subsequent to the date of this prospectus supplement and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement as of the date of the filing or furnishing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus supplement and the accompanying base prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement and the accompanying base prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:
Brookfield Infrastructure Partners L.P.
Investor Relations
73 Front Street
5th Floor
Hamilton HM 12
Bermuda

Attn: Melissa Low, Senior Vice President, Investor Relations and Communications
E-mail: melissa.low@brookfield.com
Tel: +1 441 294 3309
Any statement contained in the accompanying base prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus shall be deemed to be modified or superseded, for the purposes of this offering, to the extent that a statement contained in this prospectus supplement, or in any “free writing prospectus” or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus, modifies or supersedes that earlier statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.
Limited Partnership Units
Preferred Limited Partnership Units
BROOKFIELD INFRASTRUCTURE FINANCE ULC
BIP BERMUDA HOLDINGS I LIMITED
Debt Securities

Brookfield Infrastructure Partners L.P. (the “Partnership” or “BIP”) may, from time to time, issue its limited partnership units (the “LP Units”) and preferred limited partnership units (“Preferred LP Units” and together with the LP Units, the “Units”) in one or more offerings pursuant to this prospectus.
Each of Brookfield Infrastructure Finance ULC (“Alberta Finco”) and BIP Bermuda Holdings I Limited (“Bermuda Holdco” and together with Alberta Finco, the “Issuers” and each, an “Issuer”) may, from time to time, issue and sell senior or subordinated, as applicable, debt securities (the “Debt Securities”) in one or more offerings pursuant to this prospectus with the specific terms of such Debt Securities to be provided in the applicable prospectus supplement and/or free writing prospectus.
The Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and may also be guaranteed by one or more of Brookfield Infrastructure L.P. (“BILP”), Bermuda Holdco, Alberta Finco, Brookfield Infrastructure Holdings (Canada) Inc. (“Can Holdco”), Brookfield Infrastructure US Holdings I Corporation (“US Holdco”) and BIPC Holdings Inc. (“BIPC Holdings”, and together with the Partnership, and any one or more of BILP, Bermuda Holdco (in the case of Debt Securities issued by Alberta Finco), Alberta Finco (in the case of Debt Securities issued by Bermuda Holdco), Can Holdco and US Holdco (as applicable), the “Guarantors”). The Units, the Debt Securities and the guarantees of the Debt Securities by the Guarantors are collectively referred to in this prospectus as the “Securities”.
Each time the Securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in the Securities.
The LP Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BIP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BIP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any other Securities we may offer.

An investment in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is January 11, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement (the “Registration Statement”) that the Partnership, the Issuers and the other Guarantors filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the Partnership, the Issuers and the Guarantors may offer the Securities in one or more offerings. This prospectus provides you with a general description of the Securities. Each time the Partnership, the Issuers and/or the other Guarantors offers Securities, either separately or together, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits thereto for further information with respect to us and the Securities that may be offered hereunder.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” we have authorized to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.
The Partnership, the Issuers and the Guarantors are offering to sell the Securities, and is seeking offers to buy the Securities, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context requires otherwise, when used in this prospectus, the term “Partnership” refers to Brookfield Infrastructure Partners L.P. alone; the terms “Brookfield Infrastructure,” “we,” “us” and “our” refer to, collectively, the Partnership, BILP, the Holding Entities and the operating entities; the term “Holding Entities” refers to certain holding subsidiaries of BILP, through which we hold all of our interests in our operating entities; the term “operating entities” refers to the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements; and the term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because each of the Partnership, BILP and Bermuda Holdco is formed under the laws of Bermuda, each of Can Holdco and BIPC Holdings is formed under the laws of the province of Ontario, Canada, and Alberta Finco is formed under the laws of Alberta, Canada, and certain of the directors of the General Partner, the Issuers and each of the Guarantors, as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of the Issuers’ and the Guarantors’ assets and the assets of those directors and experts may be located outside the United States.
Unless otherwise specified, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to

U.S. dollars and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. The forward-looking statements and information relate to, among other things, our business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate”, “believe”, “could”, “estimate”, “likely”, “expect”, “intend”, “may”, “continue”, “plan”, “potential”, “objective”, “tend”, “seek”, “target”, “foresee”, “aim to”, “outlook”, “endeavor”, “will”, “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.
Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any “free writing prospectus”, and in any of the documents incorporated by reference herein or therein.
Factors that could cause actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this prospectus, any prospectus supplement and/or any “free writing prospectus”, and the documents incorporated herein and therein, include, without limitation: general economic conditions in the jurisdictions in which we operate and elsewhere which may impact the markets for our products or services, the ability to achieve growth within Brookfield Infrastructure’s businesses, our ability to achieve the milestones necessary to deliver the targeted returns to our unitholders, which is uncertain, some of which depends on access to capital and continuing favorable commodity prices, the impact of market conditions on our businesses, including as a result of the novel coronavirus outbreak (“COVID-19”), the fact that success of Brookfield Infrastructure is dependent on market demand for an infrastructure company, which is unknown, the availability of equity and debt financing for Brookfield Infrastructure, the ability to effectively complete new acquisitions in the competitive infrastructure space (including potential acquisitions that remain subject to the satisfaction of conditions precedent, and the inability to reach final agreement with counterparties to transactions being currently pursued, given that there can be no assurance that any such transaction will be agreed to or completed) and to integrate acquisitions into existing operations, changes in technology which have the potential to disrupt the businesses and industries in which we invest, the market conditions of key commodities, the price, supply or demand for which can have a significant impact upon the financial and operating performance of our business, regulatory decisions affecting our regulated businesses, our ability to secure favorable contracts, weather events affecting our business, traffic volumes on our toll road businesses, pandemics or epidemics, and other risks and factors described in this prospectus, any prospectus supplement and/or “free writing prospectus”, including the documents incorporated by reference herein and therein, including the Annual Report and the Q3 Interim Report (each as defined below). In addition, our future results may be impacted by risks associated with a global pandemic caused by a novel strain of coronavirus, COVID-19, and the related global reduction in commerce and travel and substantial volatility in stock markets worldwide, which may result in a decrease of cash flows and impairment losses and/or revaluations on our investments and infrastructure assets, and we may be unable to achieve our expected returns.
We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.

v

WHERE YOU CAN FIND MORE INFORMATION
The Partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and will fulfill its obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on the Partnership’s website at https://bip.brookfield.com. The information on the Partnership’s website is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the reference to the Partnership’s website in the Registration Statement and this prospectus is an inactive textual reference only.
As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal holders of Units are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of the Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the Securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, which have been filed by us with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:
(1)
our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021 (the “Annual Report”), including a description of the Units and any amendment or report filed for purposes of updating such description;

(2)
our Report on Form 6-K, filed on November 5, 2021 (Exhibit 99.1 only) (the “Q3 Interim Report”);

(3)
our Reports on Form 6-K, filed with the SEC on June 1, 2021; August 10, 2021 (Exhibits 99.1 and 99.2 only); November 10, 2021 (Exhibit 99.1 only); and January 11, 2022.

All annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the Registration Statement, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:
Brookfield Infrastructure Partners L.P.
Investor Relations
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda
Attn: Melissa Low, Senior Vice President, Investor Relations & Communications
E-mail: melissa.low@brookfield.com
Telephone: 1 (441) 294-3309
Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY
THE OFFER AND EXPECTED TIMETABLE
The Partnership may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. The actual per Unit price of the Units that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below). Each Issuer may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of such Issuer’s Debt Securities. The actual price of the Debt Securities that the Issuers will offer pursuant hereto will depend on a number of factors that may be relevant as at the time of offer (see “Plan of Distribution” below). The Partnership will fully and unconditionally guarantee the Debt Securities, and the Debt Securities may also be guaranteed by one or more of the other Guarantors.
The LP Units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units or Debt Securities that we may offer.
BROOKFIELD INFRASTRUCTURE PARTNERS L.P.
The Partnership is a Bermuda exempted limited partnership that was formed on May 21, 2007 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The Partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number at that address is +1 441 294-3309. The Partnership was spun-off from Brookfield Asset Management Inc. and certain of its affiliates on January 31, 2008. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, essential, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. It is focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. For additional information, please refer to our Annual Report.
The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in BILP. The Partnership serves as BILP’s managing general partner and has sole authority for the management and control of BILP. We anticipate that the only distributions that the Partnership will receive in respect of its managing general partnership interest and preferred limited partnership interest in BILP will consist of amounts that are intended to assist the Partnership in making distributions to holders of LP Units in accordance with the Partnership’s distribution policy, to holders of the Partnership’s Preferred LP Units in accordance with the terms of the Preferred LP Units and to allow the Partnership to pay expenses as they become due. The declaration and payment of cash distributions by the Partnership is at the discretion of the General Partner and subject to the solvency requirements under Bermuda law. The Partnership is not required to make such distributions and neither the Partnership nor the General Partner can assure you that the Partnership will make such distributions as intended.
THE ISSUERS AND THE OTHER GUARANTORS
Alberta Finco is a subsidiary of the Partnership that has investments and loans receivable from subsidiaries of the Partnership. As at September 30, 2021, Alberta Finco has total assets of $2.3 billion comprised of $1.1 billion of investments in, and $1.2 billion of loans receivable from, affiliates. On May 24, 2021, Alberta Finco issued an aggregate of $250 million of its 5.000% Subordinated Notes due 2081 (the “2081 Notes”), which were guaranteed by the Partnership and the other Guarantors.
Bermuda Holdco is a holding company subsidiary of BILP that owns operating subsidiaries of the Partnership. As at September 30, 2021, Bermuda Holdco has total assets of $7.3 billion comprised of $7.2 billion of investments in, and less than $0.1 billion of loans receivable from, other subsidiaries of the Partnership. Bermuda Holdco is a guarantor of the 2081 Notes.
BILP is a Bermuda exempted limited partnership that was established under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. BILP is a holding company subsidiary of the Partnership that owns, indirectly through its holding company subsidiaries, interests in the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements.
Can Holdco and US Holdco are holding company subsidiaries of BILP that own operating subsidiaries of the Partnership. BIPC Holdings is a subsidiary of Brookfield Infrastructure Corporation, which is a subsidiary of Can Holdco.
For summarized financial information regarding the Issuers and the Guarantors, see “Supplemental Financial Information” in this prospectus.

RISK FACTORS
An investment in the Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties that we face. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”
SUPPLEMENTAL FINANCIAL INFORMATION
The information below is being provided pursuant to Rule 13-01 of Regulation S-X. One or more of the Partnership, BILP, Bermuda Holdco, Alberta Finco, Can Holdco, US Holdco and BIPC Holdings may fully and unconditionally guarantee the payment of principal, premium (if any), interest and certain other amounts by the applicable Issuer of the Debt Securities. The following tables present summarized financial information for the following:
•
the Partnership;

•
Alberta Finco and Bermuda Holdco; and

•
BILP, Can Holdco, US Holdco and BIPC Holdings.

For purposes of the tables below, “Issuers and Guarantors” refers to each of the entities identified above, without duplication.
(in millions of US dollars)	Year Ended December 31, 2020
	Issuers and Guarantors total	Revenues from/ expenses paid to non-Issuer/ non-Guarantor subsidiaries	Revenues from/ expenses paid to other related parties	Revenues from/ expenses paid to other
Statement of Income Data
Revenues(1)	$—	$—	$—	$—
Gross profit	—	—	—	—
Other income(2)	1,660	1,660	—	—
Net income	839	1,229	(242)	(148)
(in millions of US dollars)	Nine Months Ended September 30, 2021
	Issuer and Guarantors total	Revenues from/ expenses paid to non-Guarantor subsidiaries	Revenues from/ expenses paid to other related parties	Revenues from/ expenses paid to other
Statement of Income Data
Revenues(1)	$—	$—	$—	$—
Gross profit	—	—	—	—
Other income(2)	1,380	1,380	—	—
Net income	936	1,257	(221)	(100)

(1)
Total revenues of the Partnership and its controlled subsidiaries were $8,885 million and $8,285 million for the year ended December 31, 2020 and the nine months ended September 30, 2021, respectively.

(2)
Other income includes dividend and interest income.

Balance Sheet Data	As of December 31, 2020
	Issuers and Guarantors total	Amounts due from/payable to non-Issuer/ non-Guarantor subsidiaries	Amounts due from/payable to other related parties	Amounts due from/payable to other
Current assets	$176	$170	$—	$6
Total assets(1)	1,806	1,787	—	19
Current liabilities	2,081	1,422	634	25
Total liabilities	9,307	5,642	654	3,011
Balance Sheet Data	As of September 30, 2021
	Issuers and Guarantors total	Amounts due from/payable to non-Issuer/ non-Guarantor subsidiaries	Amounts due from/payable to other related parties	Amounts due from/payable to other
Current assets	$230	$123	$—	$107
Total assets(1)	1,199	1,091	—	108
Current liabilities	3,140	2,220	97	823
Total liabilities	8,881	5,653	117	3,111

(1)
Total assets of the Partnership and its controlled subsidiaries $61,331 million and $74,452 million for the year ended December 31, 2020 and the nine months ended September 30, 2021, respectively.

REASON FOR THE OFFER AND USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the Securities for general corporate purposes. The actual application of proceeds from the sale of any particular offering of Securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
DESCRIPTION OF LIMITED PARTNERSHIP UNITS
The Partnership may issue LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the LP Units contained in this prospectus, together with the applicable prospectus supplements and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the LP Units, together with any material U.S. and Canadian federal income tax considerations related to such LP Units. If we indicate in the applicable prospectus supplement, the terms of the LP Units may differ from the terms we have summarized below.
The LP Units are non-voting limited partnership interests in the Partnership. Holders of LP Units are not entitled to the withdrawal or return of capital contributions in respect of the LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Partnership’s limited partnership agreement, a holder of LP Units will not have priority over any other holder of LP Units, either as to the return of capital contributions or as to profits, losses or distributions. The LP Units rank junior to the Preferred LP Units with respect to priority in the payment of distributions and in the distribution of the assets of the Partnership in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary, as further described in the Annual Report. Holders of LP Units will not be granted any preemptive or other similar right to acquire additional interests in the Partnership. In addition, holders of LP Units do not have any right to have their LP Units redeemed by the Partnership.
For a more detailed description of the LP Units, please refer to the Annual Report, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS
The Partnership may issue Preferred LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the Preferred LP Units contained in this prospectus, together with the applicable prospectus supplements, and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the Preferred LP Units, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units. If we indicate in the applicable prospectus supplement, the terms of the Preferred LP Units may differ from the terms we have summarized below.
The Partnership may issue additional series of the Partnership’s Class A Preferred LP Units (the “Class A Preferred Units”) or may issue any other class or series of Preferred LP Units. As of the date of this prospectus, the Partnership had seven series of Class A Preferred Units outstanding: Series 1, Series 3, Series 7, Series 9, Series 11, Series 13 and Series 14. The Series 1, Series 3, Series 7, Series 9 and Series 11 Class A Preferred Units are listed on the TSX under the symbols “BIP.PR.A,” “BIP.PR.B,” “BIP.PR.D,” “BIP.PR.E” and “BIP.PR.F,” respectively. The Series 13 and Series 14 Class A Preferred Units are listed on the NYSE under the symbols “BIP.PR.A” and “BIP.PR.B,” respectively. The Class A Preferred Units are non-voting limited partnership interests in the Partnership. Holders of Class A Preferred Units are not entitled to the withdrawal or return of capital contributions in respect of Class A Preferred Units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law. The Class A Preferred Units rank senior to the LP Units with respect to priority in the return of capital contributions or as to profits, losses or distributions. The Class A Preferred Units may be issued in series. Each series of Class A Preferred Units ranks on a parity with every other series of the Class A Preferred Units with respect to priority in the return of capital contributions or as to profits, losses or distributions.
For a more detailed description of the Class A Preferred Units, please refer to the Annual Report, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference.
Further, subject to the terms of any Preferred LP Units then outstanding, the Partnership’s limited partnership agreement authorizes the Partnership to establish one or more classes, and one or more series of any such classes of Preferred LP Units, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Preferred LP Units, such as the Class A Preferred Units), as shall be determined by the General Partner in its sole discretion, including: (i) the right to share in the Partnership’s profits and losses or items thereof; (ii) the right to share in the Partnership’s distributions; (iii) the rights upon the Partnership’s dissolution and liquidation; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates and assigned or transferred; and (vii) the requirement, if any, of each such Preferred LP Unit to consent to certain partnership matters.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description sets forth certain general terms and provisions of the Debt Securities and the guarantees thereof by the Guarantors. The particular terms and provisions of the series of Debt Securities and the related guarantees offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement. The Debt Securities will either be issued (i) by Alberta Finco under the indenture, dated as of May 24, 2021 (the “Alberta Finco Indenture”) by and among Alberta Finco as the issuer, the Partnership, BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings, each as a guarantor, and Computershare Trust Company, N.A., as trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, as trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”); or (ii) by Bermuda Holdco under an indenture (the “Bermuda Holdco Indenture” and together with the Alberta Finco Indenture, the “Indentures” and each of them, an “Indenture”) to be entered into among Bermuda Holdco, as the issuer, the Partnership, BILP, Alberta Finco, Can Holdco, US Holdco and BIPC Holdings, each as a guarantor, and the Trustees, or such other trustees named in the Bermuda Holdco Indenture.

For purposes of this “Description of Debt Securities and Guarantees”, the term “Issuer” refers to either Alberta Finco or Bermuda Holdco, as applicable to a particular series of Debt Securities and as used in the applicable Indenture, and the term “Indenture” refers to either the Alberta Finco Indenture, with respect to Debt Securities issued by Alberta Finco, or the Bermuda Holdco Indenture, with respect to Debt Securities issued by Bermuda Holdco. The Partnership will fully and unconditionally guarantee the Debt Securities as a Guarantor under the Indentures, and each of BILP, Can Holdco, US Holdco, BIPC Holdings and either Alberta Finco (in the case of Debt Securities issued by Bermuda Holdco) or Bermuda Holdco (in the case of Debt Securities issued by Alberta Finco), as applicable, will also guarantee the Debt Securities (collectively, for purposes of this “Description of Debt Securities and Guarantees” and as used in the applicable Indenture, the “Guarantors”), unless otherwise provided for in respect of a series of Debt Securities in one or more indentures supplemental to the Indenture in respect of such series of Debt Securities. The Debt Securities may be issued under one or more indentures supplemental to the applicable Indenture as we and the Trustees may enter into in the future. Any such supplemental indentures under which any Debt Securities are issued will be specified in the applicable prospectus supplement.
Each Indenture is subject to the U.S. Trust Indenture Act of 1939. The Alberta Finco Indenture and a form of the Bermuda Holdco Indenture have been filed with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement. The Indentures will also be available on the Partnership’s SEDAR profile at www.sedar.com.
The following statements with respect to the Indentures and the Debt Securities to be issued thereunder are brief summaries of certain provisions of the Indentures and do not purport to be complete; such statements are subject to the detailed referenced provisions of the applicable Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of the Indentures is referred to, the statement is qualified in its entirety by such section or term.
Except where otherwise specified for the sake of clarity, all references to the “Indenture” in the remainder of this “Description of Debt Securities and Guarantees” refer to either of the Indentures in respect of a particular series of Debt Securities issued by either Alberta Finco or Bermuda Holdco; references to the “Issuer” below refer to either Alberta Finco or Bermuda Holdco, as applicable; and references to the “Guarantors” below refer to the Partnership together with the applicable group of subsidiary Guarantors for Debt Securities issued by either Alberta Finco or Bermuda Holdco.
General
The Indentures do not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued under the Indentures from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Special United States and, to the extent applicable, Canadian federal income tax considerations applicable to any Debt Securities so denominated will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, each Indenture permits the applicable Issuer to increase the principal amount of any series of Debt Securities previously issued by it and to issue such increased principal amount.
All Debt Securities issued by Alberta Finco will be fully and unconditionally guaranteed by the Partnership and may also be guaranteed by BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings, together with any additional Guarantors, in each case subject to customary release provisions applicable to the Guarantors (other than the Partnership). All Debt Securities issued by Bermuda Holdco will be fully and unconditionally guaranteed by the Partnership and may also be guaranteed by BILP, Alberta Finco, Can Holdco, US Holdco and BIPC Holdings, together with any additional Guarantors, in each case subject to customary release provisions applicable to the Guarantors (other than the Partnership).
The applicable prospectus supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the regular record dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition or removal of any co-obligor or Guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default (as defined below). Special United States and, to the extent applicable, Canadian federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indentures will not afford the Holders the right to tender Debt Securities to the applicable Issuer for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest, in the event the applicable Issuer or any Guarantor should become involved in a highly leveraged transaction or in the event of a change in control of the Issuer or any Guarantor.
Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the prospectus supplement relating thereto.
The Debt Securities will be direct obligations of the Issuer and will be senior or subordinated, as applicable, indebtedness of the Issuer as described in the applicable prospectus supplement.
Each Guarantor’s guarantee of the Debt Securities will be unsecured senior or subordinated, as applicable, indebtedness of each such Guarantor as described in the applicable prospectus supplement.
Unless otherwise specified in a prospectus supplement, the Debt Securities and the guarantees thereof by the Guarantors will be unsecured obligations. The Debt Securities and the guarantees by the Guarantors will be effectively subordinated to any secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The guarantees by the Guarantors of the Debt Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.
Form, Denomination, Exchange and Transfer
Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Issuer has appointed or will appoint, as applicable, the U.S. Trustee as security registrar under the Indenture.

Payment
Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the U.S. Trustee, in its capacity as paying agent, in New York, New York or Toronto, Ontario, except that, at the option of the Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable security register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the regular record date for such interest payment.
Registered Global Securities
The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more depositaries or nominees, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the depositary for such Registered Global Security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a Registered Global Security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.
So long as the depositary for a Registered Global Security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.
Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer or Trustees or any paying agent for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.
No Registered Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Registered Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustees the Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture.
Events of Default
Unless otherwise indicated in any prospectus supplement, each Indenture will provide that the following will constitute an event of default (the “Events of Default”) under such Indenture with respect to Debt Securities of any series issued by the applicable Issuer of such Debt Securities: (a) failure to pay principal of, or any premium on, any Debt Security of that series when due at maturity; (b) failure to pay any interest on any Debt Securities of that series when due, which failure continues for 30 days; (c) failure of the Issuer and/or any Guarantor in respect of the Debt Securities of that series to perform, as applicable, any other covenant in the Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the applicable Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series, as provided in the applicable Indenture; (d) certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer; and (e) any other Events of Default provided with respect to the Debt Securities of such series, as described in the applicable prospectus supplement.
If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer) with respect to the Debt Securities of any series at the time outstanding shall occur and be continuing either the U.S. Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series by notice, as provided in the Indenture, may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the principal amount of all the Debt Securities of that series will automatically, and without any action by the Trustees or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.
Each Indenture will provide that the Trustees will be under no obligation to exercise any of its or their rights or powers under such Indenture at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustees indemnity. Subject to such provisions for the indemnification of the particular Trustee, the Holders of a majority in aggregate principal amount of the outstanding securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustees or exercising any trust or power conferred on such Trustees with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to any Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series, in the case of an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer), or, in the case of any Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer that has occurred with respect to the Debt Securities of any series at the time outstanding, the Holders of not less than 25% in aggregate principal amount of all outstanding Debt Securities, have made a written request, and such Holder or Holders have offered reasonable indemnity, and (iii) the U.S. Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of, or of any premium or interest on, such Debt Security on or after the applicable due date specified in such Debt Security.
Each Issuer will be required under the applicable Indenture to furnish to the Trustees a quarterly statement by certain of its officers as to whether or not any of the applicable Issuer and/or the Guarantor(s), as applicable, to the applicable Issuer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of such Indenture and, if so, specifying all such known defaults. The applicable Trustee will be required, within 30 days after it becomes aware of its occurrence, to give to the Holders, notice of every Event of Default arising under the applicable Indenture and continuing at the time that the notice is given, unless the Trustees reasonably believe that it is in the best interests of the Holders to withhold the notice and so informs the applicable Issuer or Guarantor in writing.
Defeasance
Each Indenture provides that, at the option of the applicable Issuer, the Issuer will be discharged from any and all obligations in respect of any outstanding Debt Securities upon irrevocable deposit with the U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of or premium, if any, and each installment of interest, if any, on such outstanding Debt Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option. Upon the completion of any Defeasance in respect of any Debt Securities, each Guarantor in respect of such series of Debt Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Debt Securities, without the need for any notice, document or action.
Each Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain obligations and covenants provided for the benefit of the holder of certain Debt Securities or series thereof and such omission shall not be deemed to be an Event of Default under the Indenture and such outstanding Debt Securities or series upon the irrevocable deposit with the U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, and each instalment of interest, if any, on such outstanding Debt Securities or series thereof (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any such obligations and covenants that have defeased. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance.

Modification and Waiver
Modifications and amendments of an Indenture in respect of one or more series of Debt Securities may be made by the Partnership, the applicable Issuer, the other applicable Guarantors and the Trustees with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such modification(s) or amendment(s); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the stated maturity of the principal of, or any installment of interest on, any outstanding Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Debt Security, (c) reduce the amount of the principal of any outstanding Debt Security payable upon the acceleration of the maturity thereof, (d) change the dates or times on which the Debt Securities of a series may be redeemed or repurchased; (e) change the currency of payment of principal of (or the premium), or interest on, any outstanding Debt Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Debt Security, (g) reduce the above-stated percentage of outstanding Debt Securities necessary to modify or amend the Indenture, (h) reduce the percentage of aggregate principal amount of outstanding securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (i) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, or (j) release the Partnership from its guarantee under the Indenture.
Each Indenture will provide that the applicable Issuer, the Partnership and the other Guarantors from time to time party thereto may modify and amend such Indenture in respect of one or more series of Debt Securities without the consent of any Holder of such Debt Securities for any of the following purposes: (a) to add limitations or restrictions to be observed upon the amount or issue of Debt Securities under such Indenture, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders; (b) to evidence the succession of another person to the applicable Issuer or any Guarantor, as applicable, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, under such Indenture and in respect of such Debt Securities; (c) to evidence the addition of a co-obligor or Guarantor in respect of any or all series of the Debt Securities under such Indenture, as may be permitted in accordance with the terms of such Debt Securities; (d) to add to the covenants of the Issuer or any Guarantor, as applicable, for the benefit of the Holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer or any Guarantor, as applicable; (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such additional Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (f) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security outstanding; (g) to secure the Debt Securities pursuant to the requirements of any provision in the Indenture or any indenture supplemental thereto or otherwise; (h) to establish the form or terms of Debt Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of any additional trustees and/or other agents; (i) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (j) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.
The Holders of a majority in aggregate principal amount of the outstanding securities of any series of Debt Securities, on behalf of all Holders of outstanding securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the applicable Indenture. Subject to certain rights of the Trustees, as provided in each Indenture, the Holders of a majority in aggregate principal amount of the outstanding securities of one or more series of Debt Securities issued under such Indenture, on behalf of all Holders of outstanding securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.
Consent to Jurisdiction and Service under the Indentures
Each Indenture will provide that each Issuer and the non-U.S. Guarantors irrevocably appoint Brookfield Infrastructure US Holdings I Corporation, located at 250 Vesey Street, 15th Floor, New York, New York 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to such Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.
Enforceability of Judgments
Since a substantial portion of each Issuer’s, the Partnership’s and the other Guarantors’ assets are or may be outside the United States, any judgment obtained in the United States against any Issuer, the Partnership and the Guarantors, including any judgment with respect to the payment of interest and principal on the Debt Securities or in respect of the guarantees of the Guarantors, may not be collectible within the United States.
Governing Law
Each Indenture, Debt Securities and the rights, powers, duties or responsibility of the Trustees will be governed by the laws of the State of New York.
The Trustees
Computershare Trust Company, N.A. is the U.S. Trustee under the Alberta Holdco Indenture and is expected to be the U.S. Trustee under the Bermuda Holdco Indenture. The Issuer has appointed or will appoint (as applicable) Computershare Trust Company of Canada as the Canadian Trustee under the Indentures in order to comply with the Business Corporations Act (Alberta) (the “ABCA”).
Certain Definitions
Set forth below is a summary of certain of the defined terms used in each Indenture. Reference is made to the Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided.
“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.
“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the

Debt Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
“Holder” means a Person in whose name a Security is registered in the applicable security register.
“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.
“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.
“Trust Indenture Laws” means the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.
“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

PLAN OF DISTRIBUTION
The Partnership and/or the Issuers may sell Securities to or through underwriters or dealers. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices. In connection with the sale of Securities, underwriters may receive compensation from the Partnership or the applicable Issuer or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions.
Each prospectus supplement relating to the offering of Securities will set forth the terms of the offering of Securities, including the names of any underwriters or agents, the purchase price or prices of the offered Securities, the proceeds to the Partnership and/or the applicable Issuer from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.
Under agreements which may be entered into by the Partnership, the applicable Issuer, and/or the other applicable Guarantors, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Partnership, the applicable Issuer, and/or the other applicable Guarantors against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Partnership, the Issuers and/or the other Guarantors in the ordinary course of business.
Securities to be offered pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities.
In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
Bermuda Entities
Each of the Partnership, BILP and Bermuda Holdco (collectively, the “Bermuda Entities”) is formed under the laws of Bermuda. A substantial portion of each of the Bermuda Entities’ assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. It may be difficult for investors to effect service of process within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Bermuda Entities, the directors of the General Partner or the experts named in this prospectus who reside outside of Canada or the United States since a substantial portion of each of the Bermuda Entities’ assets and the assets of such persons may be located outside of Canada and the United States.
The Bermuda Entities have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be enforceable in Bermuda against the Bermuda Entities, the directors of the General Partner or the experts named in this prospectus who reside outside of Canada or the United States depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Bermuda Entities or the experts named in this prospectus who reside outside of Canada or the United States, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid judgment, a final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian or U.S. court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; (iv) the enforcement of the Canadian or U.S. judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian or U.S. judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.
In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Bermuda Entities’ Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Bermuda Entities or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.
Canadian Entities
Alberta Finco is incorporated under the laws of the Province of Alberta and each of Can Holdco and BIPC Holdings is incorporated under the laws of the Province of Ontario. The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be adversely affected by the fact that Alberta Finco is incorporated under the laws of the Province of Alberta and that Can Holdco and BIPC Holdings are incorporated under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may be residents of Canada and that all or a substantial portion of the assets of Alberta Finco, Can Holdco, BIPC Holdings and such persons may be located outside of the United States.
LEGAL MATTERS
Unless otherwise specified in any applicable prospectus supplement, certain legal matters in connection with the Securities offered under this prospectus will be passed upon by Torys LLP, Toronto and Calgary, Canada and New York, New York, with respect to U.S. and Canadian legal matters, respectively, and by Appleby (Bermuda) Limited, with respect to Bermuda legal matters.
EXPERTS
The financial statements of the Partnership as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this Prospectus, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
The consolidated financial statements of Inter Pipeline Ltd. (“IPL”) as at December 31, 2020 and 2019 and for the years then ended, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. Ernst & Young LLP is independent of IPL within the meaning of the Rules of Professional Conduct of the

Chartered Professional Accountants of Alberta. The offices of Ernst & Young LLP are located at 2200 — 215 2nd Street SW, Calgary, Alberta AB T2P 1M4.
EXPENSES
The following are the estimated expenses of the offering of the Securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$	*
Blue sky fees and expenses		**
NYSE listing fees		**
Trustee and transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*
We are registering an indeterminate amount of Securities under the Registration Statement, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.
Limited Partnership Units
Preferred Limited Partnership Units
BROOKFIELD INFRASTRUCTURE FINANCE ULC
BIP BERMUDA HOLDINGS I LIMITED
Debt Securities

PROSPECTUS

January 11, 2022

BIP Bermuda Holdings I Limited
$
    % Perpetual Subordinated Notes
Guaranteed, on a subordinated basis, by
Brookfield Infrastructure Partners L.P. and the other guarantors identified herein

PROSPECTUS SUPPLEMENT
                 , 2022

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